As filed with the Securities and Exchange Commission on October 25, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gold Flora Corporation
(Exact name of registrant as specified in its Charter)

Delaware	0100	93-2261104
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3165 Red Hill Avenue
Costa Mesa, California
(949) 252-1908

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Laurie Holcomb
Chair and Chief Executive Officer
Gold Flora Corporation
3165 Red Hill Avenue
Costa Mesa, California
(949) 252-1908
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank A. Segall, Esq. Robert A. Petitt, Esq. Blank Rome LLP 125 High Street Boston, MA 02110 (617) 415-1200

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement, as determined by market conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, Dated October 25, 2024

Preliminary Prospectus

235,775,194 Shares of Common Stock

This prospectus relates to the proposed resale by the selling stockholder named in this prospectus or its permitted assigns of up to and aggregate of 235,775,194 shares of our common stock with a par value of $0.01 per share (the “Common Stock”), which may be issued pursuant to a loan agreement (the “Loan Agreement”), by and between us and J.J. Astor & Co. (“J.J. Astor”) dated as of August 27, 2024 but effective as of August 28, 2024, pursuant to which, among other things, we agreed to issue and sell to J.J. Astor, in exchange for the payment by J.J. Astor of $6,864,000, a senior secured promissory note in an aggregate principal amount of $9,295,000 (the “Initial Note”). The Loan Agreement also provides for the future issuance of up to three additional notes (the “Additional Notes” and together with the Initial Note, the “Notes”) subject to certain conditions and on substantially the same terms as the initial closing. The Initial Note is secured by a pledge of our equity interests in certain of our subsidiaries pursuant to a pledge agreement between us and J.J. Astor (the “Pledge Agreement” and together with the Loan Agreements and Notes, the “Loan Documents”). Each subsequent closing would result in the issuance of an Additional Note with an original principal amount of $2.78 million and a funded amount of $1.92 million. The Loan Documents are more fully described in the section titled “The Loan Agreement” below.
The Notes will only become convertible if an event of default occurs under the Loan Documents and after any applicable cure period. If an event of default under any Note occurs, the principal amount will be multiplied by 110% and interest will begin accruing at a default rate of 10% per annum from the date of a default. Upon an event of default and following any applicable cure periods, J.J. Astor may elect to accelerate the Initial Note and thereafter convert all or a portion of the outstanding Notes into shares of Common Stock. The conversion price for any permitted conversion of the Notes will be equal to 90% of the average of the four lowest volume weighted average closing prices of the Common Stock on the Cboe Canada Inc. exchange ( the "Cboe”) during the 20 trading days prior to the conversion, subject to adjustment in the event of any issuance of securities at a lower purchase, exercise or conversion price, and subject to applicable limitations of the Cboe. See the sections of this prospectus entitled “Prospectus Summary—The Offering” and “The Loan Agreement” for additional details regarding the sale of Common Stock under the Loan Documents.
J.J. Astor may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock being offered hereby may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time in accordance with applicable securities laws. For additional information regarding the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on the Cboe under the symbol “GRAM” and is quoted on the OTCQB Market operated by the OTC Markets Group (“OTCQB”) under the symbol “GRAM.” On October 24, 2024, the last trading day before filing of this prospectus, the closing price of our Common Stock listed on the Cboe and quoted on the OTCQB were CAD$0.11 and USD$0.086 per share, respectively.

We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in our Common Stock.

As used in this prospectus, references to “the Company,” “Gold Flora,” “we,” “us” or “our” refer to Gold Flora Corporation, a Delaware corporation, and its subsidiaries.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2024

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	5
RISK FACTORS	12
THE LOAN AGREEMENT	35
USE OF PROCEEDS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
SELLING STOCKHOLDER	40
DIVIDEND POLICY	41
DESCRIPTION OF CAPITAL STOCK	42
PLAN OF DISTRIBUTION	44
LEGAL MATTERS	45
EXPERTS	45
INFORMATION INCORPORATED BY REFERENCE	45
WHERE YOU CAN FIND MORE INFORMATION	47

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, ir.goldflora.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “Gold Flora” and “our business” refer to Gold Flora Corporation and “this offering” refers to the offering contemplated in this prospectus.

We nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling stockholders identified in this prospectus may offer, from time to time, up to an aggregate of 235,775,194 shares of our Common Stock, which may be issued pursuant to the Loan Documents. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of securities by the selling stockholder.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus provides you with general information regarding the shares of Common Stock being offered by the selling stockholder. You should read this prospectus as well as the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” before making an investment decision.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by us, the selling stockholder or by any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

This document may only be used where it is legal to sell these shares of Common Stock. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our shares of Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the shares of Common Stock being offered. As used in this prospectus, references to “the Company,” “Gold Flora,” “we,” “us” or “our” refer to Gold Flora Corporation and its subsidiaries.

References to “selling stockholder” refers to the security holder identified herein in the section titled “Selling Stockholder” of this prospectus, who may sell shares of Common Stock from time to time as described in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated herein by reference contain, forward-looking statements and information relating to us. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements relating to:

•the performance of our business and operations;

•our ability to grow revenue and reach long-term profitability;

•our expectations regarding revenues, expenses and anticipated cash needs;

•the implementation and effectiveness of our cost-cutting initiatives;

•our ability to source investment opportunities and complete future acquisitions, including in respect of entities in the United States, the ability to finance such acquisitions, and the expected impact thereof;

•the expected future business strategy, competitive strengths, goals, expansion and growth of our business, including operations and plans, new revenue streams and cultivation and licensing assets;

•the implementation and effectiveness of our distribution platform;

•expectations with respect to future production costs;

•the expected methods to be used by us to distribute cannabis;

•the competitive conditions of the industry;

•laws and regulations and any amendments thereto applicable to the business and the impact thereof;

•our competitive advantages and business strategies ;

•the application for additional licenses and the grant of licenses or renewals of existing licenses that have been applied for;

•the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis;

•our future product offerings;

•the anticipated future gross margins of our operations;

•our ability to source and operate facilities in the United States, including the expected timing of new facilities;

•expansion into additional U.S. and international markets;

•expectations of market size and growth in the United States and the states in which we operate or contemplate future operations;

•expectations for regulatory and/or competitive factors related to the cannabis industry generally; and

•general economic trends.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus and the documents incorporated by reference herein. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and in the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read the entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information included in this prospectus, before making an investment decision.

Business Overview

We are a single state operator ("SSO") in California and operates as a vertically integrated, licensed, group of cannabis companies. Our operations consist of:

•Cultivation: operated through our wholly-owned subsidiary, Black Lion Farms, LLC ("BLF"), BLF operates an approximately 200,000 square foot facility at the Desert Hot Springs campus ("DHS Campus") dedicated to indoor cultivation, which includes 62,000 square feet of canopy. We have an additional 10,000 square feet of canopy at our San Jose Airfield location and 35,000 square feet of canopy at our San Jose, Caliva facility which also has cultivation operations. We are also in the process of adding an additional 53,000 square feet of canopy, bringing the total to 160,000 square feet of indoor grow.
•Manufacturing: operated through our wholly-owned subsidiary, Black Lion Labs, LLC ("BLL"), BLL operates a 10,000 square foot facility at the DHS Campus dedicated to manufacturing. In addition, we have an additional 7,000 square feet of space at the DHS Campus through a management service agreement.
•Distribution: operated through our majority held subsidiary, GF Distribution, LLC d/b/a Stately Distribution ("GFD"), GFD operates a California statewide distribution network with three core hubs in Desert Hot Springs, California, Costa Mesa, California and San Jose, California.
•Retail: operated through a number of our wholly-owned subsidiaries, we operate 16 dispensaries in California. We anticipate opening a 17th dispensary in Costa Mesa in the first half of 2025.
Business Combination
On July 7, 2023, the Company consummated a business combination transaction (the "Business Combination") involving TPCO Holding Corp. ("TPCO"), Gold Flora, LLC, Stately Capital Corporation ("Stately"), a newly formed British Columbia corporation ("NewCo"), and Golden Grizzly Bear LLC ("US Merger Sub"), resulting in the combination of TPCO and Gold Flora, LLC, in an all-stock transaction. As part of the Business Combination: (i) TPCO, Stately and Newco amalgamated to form a new corporation (the "Resulting Issuer") and all the shares in the capital of TPCO, Newco and Stately outstanding immediately prior to the amalgamation were cancelled in exchange for common shares in the capital of the Resulting Issuer pursuant to a court approved plan of arrangement under the Business Corporations Act (British Columbia); and (ii) the Resulting Issuer acquired all the issued and outstanding membership units of Gold Flora, LLC by way of a merger involving US Merger Sub and Gold Flora, LLC. As part of the Business Combination, the Resulting Issuer continued out of British Columbia, Canada and re-domiciled to Delaware, United States pursuant to Section 388 of the Delaware General Corporation Law under the name “Gold Flora Corporation”. Gold Flora Corporation serves as the parent entity for the Gold Flora group of companies.
Development and Expansion of Gramlin Product Brand
We developed a new, disruptive product brand, Gramlin, designed to appeal to high-volume consumers that frequently purchase flower, vape and pre-roll products. Gramlin was successfully launched in March 2024 through our first party retail outlets and Stately Distribution across California. Gramlin features proprietary genetic strains grown at Gold Flora’s recently expanded cultivation capacity and is strategically priced to offer an unmatchable quality to price ratio, leveraging the competitive advantages provided by our vertical footprint.
Gramlin products are now available across our 16 retail stores, through our commerce digital sites as well as more than 250 third-party retailers across the state through Stately Distribution. Since its initial launch in March 2024, Gramlin has become the 5th fastest growing brand in California.
Restructuring Activities
We have diligently and successfully accomplished targeted measures to streamline and integrate legacy operations into our vertically-integrated platform. In addition, we have nearly eliminated reliance on third-party vendors for biomass, manufacturing, and distribution.

Company-Owned Branded Product Growth
Having completed the Business Combination and also much of the cost and retail rationalization, we now benefit from a retail presence that contributes to knowledgeable expansion of company-owned branded product that now includes Aviation Cannabis, Cruisers, Current, Gold Flora, Gramlin, Jetfuel Cannabis, Mirayo by Santana, Monogram and Roll Bleezy. The availability of owned down-stream retail outlets has been instrumental in developing and launching new owned brands such as Gramlin. This enables us to be "quick to market" and nimble in responding to market trends.
Cultivation
We continue to increase our cultivation capacity at the DHS Campus and San Jose campus. With the expansion, annual flower production is estimated to exceed 40,000 pounds when all flower rooms are operating optimally.
A majority of this flower will be utilized to produce our first party branded packaged products for sale in our retail stores and to third party stores through distribution. This represents a significant increase in capacity dedicated to fulfilling first party product demand internally improving consolidated margins and lowering risk. Excess flower outside of our Consumer Packaged Goods ("CPG") sales channels is being sold through our bulk flower sales team.
During the period ended June 30, 2024, we continued to improve our production performance, with a 36% production increase, reflecting higher yields and scheduling efficiencies.
Manufacturing
We have centralized our manufacturing at the DHS Campus and over 200 SKUs move through the operation on a monthly basis. Over the past quarter, Gold Flora Manufacturing has focused on two key productivity and margin-drivers that reinforce our vision of vertical integration and scale in the California market:
•Operational efficiencies through automation
•New product commercialization of Gramlin All-in-One Vapes, Infused Pre-Rolls, and Live Rosin Products
We have significantly improved operational efficiencies through the maximization of its flower bagging and jarring automated lines. The results of these efforts have enabled production to increase 70% since last quarter.
Distribution Sales
We have strategically increased the number of third party dispensary accounts buying from Stately Distribution contributing to better overall product management and successful brand launches. The expansion was accomplished by the hiring of more experienced sales professionals, a net 50% increase to the total number of sales representatives in the field and an increase in product availability and selection due to the efficiencies achieved post Business Combination. This has led to our enhanced market position which resulted in an increased demand of our products.
Retail Sales
With the addition of retail locations from the Business Combination, we have expanded our retail footprint and enhanced our market position for Gold Flora owned branded products increasing its first party product revenue generated at its owned retail stores to 30% of total first party retail store sales in June 2024.

The J.J. Astor Transaction

Pursuant to the Loan Documents, on the terms and subject to the conditions and limitations set forth therein, among other things, we agreed to issue and sell to J.J. Astor, in exchange for the payment by J.J. Astor of $6,864,000, the Initial Note with an aggregate principal amount of $9,295,000. The Loan Agreement also provides for the future issuance of up to three Additional Notes subject to certain conditions and on substantially the same terms as the initial closing. Each subsequent closing would result in the issuance of an Additional Note with an original principal amount of $2.78 million and a funded amount of $1.92 million.

Under the Loan Agreement, subject to the pricing and dilution requirements of the Cboe (as set out herein), after acceleration for payment by J.J. Astor of any Notes following the occurrence and during the continuation of any event of default which shall not be timely cured by the Company the then outstanding principal amount of the Notes shall automatically increase to 110% of the outstanding principal amount, and upon the election of J.J. Astor, all or any portion of such increased outstanding principal amount of the loans may be converted by J.J. Astor into that number of shares of Common Stock of the Company (the “Conversion Shares”) as determined by (a) dividing the then-increased outstanding principal amount of the loans by (b) the conversion price then in effect; provided that (i) notwithstanding the election of J.J. Astor to convert all or any part of the then outstanding principal amount of the Notes, the Company shall have the right to pay in cash the entire then outstanding principal amount of all Notes being converted following J.J. Astor’s notice of its election to convert the Notes and prior to any such conversion, and (ii) the maximum number of shares of Common Stock that may be issued pursuant to any such permitted conversion of the Notes (calculated on a fully-diluted basis) shall not be greater than 24.9% of the number of shares of Common Stock then issued and outstanding (calculated on a non-diluted basis) unless approval of the shareholders of the Company is obtained (the “Maximum Conversion Percentage”).

In addition, under the Loan Agreement, the conversion price is defined as 90% of the average of the four lowest volume weighted average closing prices of Common Stock on the Cboe over the twenty trading days immediately prior to each permitted conversion of the Notes (the “Conversion Price”); provided, however, that (a) in the event that after the date hereof and prior to any conversion of any Note, we issue any securities, including convertible notes or debentures, Common Stock or common stock equivalents at a conversion price, exercise price or per share price that is less such Conversion Price, the Conversion Price will be reduced to the lowest conversion price, exercise price or per share price issued by us; and (b) for so long as the Common Stock is listed for trading on the Cboe, the Conversion Price will not be less than the closing market price of the Common Stock on the Cboe on the trading day preceding the date J.J. Astor delivers a notice of conversion, less a discount of 10%.

The Loan Documents impose certain customary affirmative and negative covenants on us, as well as covenants that (i) restrict us and our subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the issuance or repurchase of shares of our common stock, subject to specified exceptions, and (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions.

Concurrently with entering into the Loan Documents, we also entered the registration rights agreement with J.J. Astor (the “Registration Rights Agreement”), in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to J.J. Astor under the Loan Documents. We are filing the registration statement of which this prospectus is a part in accordance with our obligations under the Registration Rights Agreement.
For further information, including copies of the Loan Documents, please refer to the Company’s Form 8-K dated August 28, 2024, a copy of which has been filed and is available on the SEC’s electronic data gathering, analysis and retrieval system (“EDGAR”) and the System for Electronic Document Analysis and Retrieval + (“SEDAR+”).

Limited Purpose Receivership

On or about March 30, 2021, former directors and shareholders of Left Coast Ventures ("LCV"), our wholly-owned subsidiary, filed a complaint in Delaware Chancery Court against multiple defendant parties, including three former directors of LCV, alleging breach of duties to the company and shareholders and other business torts and requesting monetary damages. Subsequently, the plaintiffs filed a first amended complaint, adding new parties, including TPCO and a former TPCO director. LCV and the Company have certain indemnification obligations in connection with the defendant directors, which indemnification may be contested by LCV upon resolution of the action. LCV is subject to advancement actions brought with fees owed or claimed to be owed to counsel for the indemnified defendants.

On October 4, 2024, the Court of Chancery of the State of Delaware granted an order advancing a motion for sanctions brought by the former directors. The order held us and LCV in contempt for violation of advancement orders with respect to indemnification obligations for fees owed to counsel and related expenses, which amount is currently estimated at approximately $1.65 million.

Pursuant to the order, the court appointed Molly DiBianca of Clark Hill PLC (the “Limited Receiver”) as a limited purpose receiver to take such action that the Limited Receiver determines in good faith is appropriate to cause us and LCV to satisfy the amounts due under the order, including accessing financial records and negotiation of a payment plan with the former directors (the “Charge”) pursuant to Title 8, Section 322 of the Delaware General Corporation Law (“Section 322”). The order does not create a full, general receivership over us, and the Limited Receiver’s appointment is limited to the foregoing Charge. The order provides that the Limited Receiver should first attempt to resort to resolving the Charge through operating cash flow. The Limited Receiver will have all powers generally available to a receiver under Section 322 solely with respect to the Charge, and the Limited Receiver will not have authority over us except in connection with the Charge. The initial term for the Limited Receiver is 59 days from the date of the order. Additionally, we and LCV will incur a daily fine of $1,000 until the contempt is cured, provided that the fine will not become due and payable if the Charge is satisfied or a payment plan is in place by October 31, 2024.

Issuers with U.S. Cannabis-Related Activities

On February 8, 2018, the Canadian Securities Administrators revised their previously released Staff Notice 51-352 (Revised) Issuers with U.S. Marijuana-Related Activities (“Staff Notice 51-352”), which provides specific disclosure expectations for Canadian issuers that currently have, or are in the process of developing, cannabis-related activities in the United States as permitted within a particular state’s regulatory framework. All issuers with U.S. cannabis-related activities are expected to clearly and prominently disclose certain prescribed information in prospectus filings and other required disclosure documents. As a result of our existing operations in California, we are required to provide disclosure pursuant to Staff Notice 51-352. The required disclosure pursuant to Staff Notice 51-352 is incorporated by reference from “United States Regulatory Environment” under “Item 1. Business” and “Risk Factors” under “Item 1A. Risk Factors” from our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission and with the relevant Canadian securities regulatory authorities under its profile on SEDAR+.

Summary of Risk Factors

Below is a summary of the principal factors that make an investment in our Common Stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this prospectus and the documents incorporated by reference herein before making an investment decision regarding our Common Stock.

•We have a history of losses, and we may never achieve profitability or generate positive cash flow.

•Cannabis continues to be a controlled substance under the CSA.

•The approach to the enforcement of Regulated Cannabis laws may be subject to change or may not proceed as previously outlined.

•We are subject to applicable anti-money laundering laws and regulations.

•We may have difficulty accessing the services of banks, which may make it difficult to operate our business.

•We may have difficulty accessing public and private capital.

•We are subject to the risks associated with governmental approvals, permits and compliance with applicable laws.

•There may be difficulty with the enforceability of our contracts.

•Certain jurisdictions currently prohibit public companies from operating in the cannabis businesses.

•Political uncertainty may have an adverse impact on our operating performance and results of operations.

•Significant failure or deterioration of our quality control systems may adversely impact us.

•We may be subject to product liability claims.

•Controversy surrounding vaporizers and vaporizer products may materially and adversely affect the market for vaporizer products and expose us to litigation and additional regulation.

•We face competition from the illegal cannabis market.

•We are subject to environmental regulations and risks.

•We are reliant on our management team.

•Potential future sales of shares could adversely affect prevailing market prices for our Common Stock.

•There may be a limited market for our securities.

•If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures in the future, or, if we discover further material weaknesses or other deficiencies in our internal control over financial reporting or we fail to maintain effective disclosure controls and procedures, our stock price could decline significantly and raising capital could be more difficult.

•We may not realize the anticipated synergies, cost savings or profits from acquisitions.

•Competition in the cannabis industry is intense and increased competition by larger and better-financed competitors could materially and adversely affect our business, financial condition and results of operations.

•The cannabis industry is difficult to forecast.

•We may be subject to the risk of current and potential future litigation, and are subject to a limited purpose receivership related to litigation.

•We may be subject to risks related to information technology systems, including cyberattacks.

•COVID-19, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our operations, performance, financial condition, results of operations and cash flows.

•If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our Common Stock trading price and volume could decline.

•The market price of our Common Stock may be highly volatile.

•We may be required to take further write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and Common Stock price, which could cause investors to lose some or all of their investment.

OFFERING SUMMARY

Common stock being offered by the selling stockholder	Up to 235,775,194 shares of Common Stock, which may be issued pursuant to the Loan Agreement and the Notes.
Common stock outstanding after this offering
523,446,116 shares, assuming that all shares of Common Stock offered pursuant to this prospectus are sold.
We currently have 450,000,000 shares of Common Stock authorized pursuant to our Certificate of Incorporation, and consequently not all of the shares of Common Stock being registered hereunder may be issued as of the date of this prospectus. However, we plan to conduct a reverse stock split, subject to stockholder approval, which would provide sufficient authorized but unissued shares for the issuance of all shares of Common Stock being registered hereunder.

Risk Factors
Investing in our shares of Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 12 of this prospectus.

Use of Proceeds
All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. However, we may receive gross proceeds of up to approximately $11.15 million under the Loan Documents. We intend to use the net proceeds from the Loan Documents for general corporate purposes, which may include repayment of debt, capital expenditures and payment of operational expenses.

Trading symbol	Our Common Stock is listed on the Cboe Canada exchange under the symbol “GRAM” and is quoted on the OTCQB Market operated by the OTC Markets Group under the symbol “GRAM.”

RISK FACTORS

Risks Relating to This Offering

Issuances of our Common Stock to J.J. Astor would cause substantial dilution to our existing stockholders and may cause the price of our Common Stock to decline.

We are registering for resale up to an aggregate of 235,775,194 shares of Common Stock that may be issued to J.J. Astor from time to time under the Loan Documents under certain circumstances. The number of shares ultimately issued to J.J. Astor under this prospectus is dependent upon whether an event of default occurs beyond the applicable cure periods under the Loan Documents and the number of shares that are converted pursuant to the Loan Documents. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance and sale of shares under the Loan Documents may cause the trading price of our Common Stock to decline.
The number of shares issued upon conversion is based on a formula tied to the volume-weighted average price of our Common Stock, which could be lower than expected if market conditions deteriorate. The sale of these shares by J.J. Astor could lead to a decline in the market price of our Common Stock. Additionally, if a large number of shares are issued and sold into the market, it could significantly affect the supply and demand dynamics of our stock, further contributing to a potential decline in the market price.
 We may ultimately issue to J.J. Astor all, some or none of the 235,775,194 shares of Common Stock that we are registering. J.J. Astor may sell all, some or none of our shares that it holds or comes to hold pursuant to the Loan Documents. The issuance and sale of shares by us to J.J. Astor pursuant to the Loan Documents would result in dilution to the interests of other holders of our Common Stock. The sale of a substantial number of shares of our Common Stock by J.J. Astor in this offering, or anticipation of such sales, could cause the trading price of our Common Stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

Shareholders who buy shares of our Common Stock at different times will likely pay different prices.

Shareholders who purchase shares of Common Stock in this offering at different times will likely pay different prices, so may experience different levels of dilution and different outcomes in their investment results. Similarly, J.J. Astor may sell such shares at different times and at different prices. Shareholders may experience a decline in the value of the shares they purchase from the selling stockholder in this offering as a result of sales made by us in future transactions to J.J. Astor at prices lower than the prices they paid.

Risks Related to the Business Combination

Each of Gold Flora, LLC and TPCO have a history of losses, and we may never achieve profitability or generate positive cash flow.

TPCO had an operating loss of $242,938 (including an impairment loss of $130,567) for the year ended December 31, 2022 and an operating loss of $733,885 (including an impairment loss of $575,499) for the year ended December 31, 2021. Gold Flora had operating loss of $46,745 for the year ended December 31, 2023, an operating income of $3,175 for the year ended December 31, 2022, and an operating loss of $6,062 for the year ended December 31, 2021. Gold Flora Corporation may never achieve profitability or generate positive cash flow, which could cause Gold Flora Corporation to curtail its operations and could adversely affect your investment.

We may not realize the anticipated benefits of the Business Combination.

The Business Combination was consummated to strengthen the position of each of Gold Flora, LLC and TPCO and to create the opportunity to realize anticipated benefits including, among other things, those set forth above under the heading “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Security and Exchange Commission on April 5, 2024 (the “Form 10-K”). Achieving the benefits of the Business Combination depends in part on the ability of Gold Flora to effectively capitalize on its scale, scope and leadership, to realize the anticipated operating synergies, and to maximize the potential of its growth opportunities. A variety of factors, including those set forth herein, may adversely affect the ability to achieve the anticipated benefits of the Business Combination. The anticipated benefits and synergies of the Business Combination are based on assumptions and current expectations, not actual experience, and assume a successful integration. Financial projections based on these assumptions relating to integration may not be correct if the underlying assumptions prove to be incorrect.

There are risks related to the integration of TPCO’s and Gold Flora, LLC's existing businesses.

The ability to realize the benefits of the Business Combination will depend in part on successfully consolidating functions and integrating operations, procedures and personnel in a timely and efficient manner, as well as on our ability to realize the anticipated growth opportunities and operating synergies from integrating TPCO’s and Gold Flora’s businesses. The integration process may result in the loss of key employees and the disruption of ongoing business, customer and employee relationships that may adversely affect our ability to achieve the anticipated benefits of the Business Combination.

Risks Related to the Cannabis Industry and Our Business

Cannabis continues to be a controlled substance under the CSA.

We are directly engaged in the medical and adult-use cannabis industry in the U.S. where local state law permits such activities, however, all such activities remain illegal under federal law in the U.S. Investors are cautioned that in the U.S., cannabis is highly regulated at the state level and, to a lesser extent, at the local level. Cannabis is regulated at the federal and state level in the United States. To our knowledge, as of December 31, 2023, there are a total of 47 states, plus the District of Columbia, Puerto Rico and Guam that have legalized or decriminalized cannabis in some form (including hemp). Further, ballot initiatives to legalize Adult-Use Cannabis recently passed in Arizona, New Jersey, South Dakota, and Montana, and ballot initiatives to legalize Medical-Use Cannabis passed in South Dakota and Mississippi, with implementation of applicable regulations expected in those states in the near future. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis and THC continue to be categorized as controlled substances under the CSA and as such, violate federal law in the United States. Under U.S. federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the U.S., and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against us. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

The United States Congress has passed appropriations bills in recent years that have not appropriated funds for prosecution of cannabis offenses of individuals who are in compliance with state medical cannabis laws. American courts have construed these appropriations bills to prevent the U.S. federal government from prosecuting individuals when those individuals comply with state law relating to approved medical uses. However, because this conduct continues to violate U.S. federal law, American courts have observed that should Congress at any time choose to appropriate funds to fully prosecute the CSA, any individual or business - even those that have fully complied with state law - could be prosecuted for violations of U.S. federal law. And if Congress restores funding, the government will have the authority to prosecute individuals for violations of the law that took place before received funding under the CSA’s five-year statute of limitations.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the U.S. federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on Gold Flora, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on the Cboe or other applicable exchanges, its financial position, operating results, and profitability or liquidity. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

The approach to the enforcement of regulated cannabis laws may be subject to change or may not proceed as previously outlined.

As a result of the conflicting views between state governments and the federal government regarding cannabis, investments in regulated cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed on August 29, 2013 when then Deputy Attorney General, James Cole, authored the 2013 Cole Memorandum addressed to all United States district attorneys acknowledging that notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several U.S. states have enacted laws relating to and in a number of cases authorizing cannabis use for medical purposes.

The 2013 Cole Memorandum outlined certain priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the 2013 Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of regulated cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the DOJ has never provided specific guidelines for what regulatory and enforcement systems it deems sufficient under the 2013 Cole Memorandum standard.

In light of limited investigative and prosecutorial resources, the 2013 Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant threats related to cannabis. States where Medical-Use Cannabis had been legalized were not characterized as a high priority. In March 2017, then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the 2013 Cole Memorandum had merit; however, he disagreed that it had been implemented effectively and, on January 4, 2018, Attorney General Jeff Sessions authored the Sessions Memorandum, which rescinded all “previous nationwide guidance specific to marijuana enforcement,” including the 2013 Cole Memorandum. The Sessions Memorandum rescinded previous nationwide guidance specific to the prosecutorial authority of United States attorneys relative to cannabis enforcement on the basis that they are unnecessary, given the well-established principles governing federal prosecution that are already in place. Those principles are included in chapter 9.27.000 of the United States Attorneys’ Manual and require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.

As a result of the Sessions Memorandum, federal prosecutors will now be free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly it is uncertain how active federal prosecutors will be in relation to such activities. Furthermore, the Sessions Memorandum did not discuss the treatment of Medical-Use Cannabis by federal prosecutors.

Former U.S. Attorney General Jeff Sessions resigned on November 7, 2018. Nonetheless, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. Unless and until the United States Congress amends the CSA with respect to cannabis and THC (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law.

In recent years, certain temporary federal legislative enactments that protect the Medical-Use Cannabis and industry have also been in effect. For instance, cannabis businesses that are in strict compliance with state law receive a measure of protection from federal prosecution by operation of a temporary appropriations measures that has been enacted into law as an amendment (or “rider”) to federal spending bills passed by Congress and signed by Presidents Obama and Trump. First adopted in the Appropriations Act of 2015, Congress has included in successive budgets since a “rider” that prohibits the DOJ from expending any funds to enforce any law that interferes with a state’s implementation of its own medical cannabis laws. The rider, discussed above, is known as the “Joyce-Blumenauer Amendment”, and now known colloquially as the “Joyce Amendment” after its most recent sponsor. The Joyce-Blumenauer Amendment was included in the Consolidated Appropriations Act of 2020, which was signed by President Trump on December 20, 2019 and funded the departments of the federal government through the fiscal year ending September 30, 2020. In signing the act, President Trump issued a signing statement noting that the Act “provides that the DOJ may not use any funds to prevent implementation of medical cannabis laws by various States and territories,” and further stating “I will treat this provision consistent with the President’s constitutional responsibility to faithfully execute the laws of the United States.” While the signing statement can fairly be read to mean that the executive branch intends to enforce the CSA and other federal laws prohibiting the sale and possession of medical cannabis, the President did issue a similar signing statement in May 2017 and February 2019 and no federal enforcement actions followed. The Joyce-Blumenauer Amendment was renewed through the signing of the fiscal year 2022 omnibus bill, which extended the protections of the Joyce Amendment through December 16, 2022. The fiscal year 2023 spending package included the Joyce-Blumenauer rider, which extended the rider until fiscal year 2024.

Should the Joyce-Blumenauer Amendment not be renewed in subsequent spending bills, there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with State law. Such potential proceedings could involve significant restrictions being imposed upon Gold Flora, while diverting the attention of executives. Such proceedings could have a material adverse effect on Gold Flora’s business, revenues, operating results and financial condition as well as Gold Flora’s reputation, even if such proceedings were concluded successfully in favor of Gold Flora.

Moreover, unless and until the U.S. Congress amends the CSA with respect to Medical-Use Cannabis and/or Adult-Use Cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. If the U.S. federal government begins to enforce U.S. federal laws relating to Regulated Cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, Gold Flora’s business, assets, revenues, operating results and financial condition as well as Gold Flora’s reputation may be material adversely effected. In the extreme case, such enforcement could ultimately involve the prosecution of key executives of Gold Flora or the seizure of its assets.

U.S. state regulatory uncertainty may adversely impact us.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed, amended or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, Gold Flora’s business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect Gold Flora, its business and its assets or investments.

Certain U.S. states where Medical-Use Cannabis and/or Adult-Use Cannabis is legal have or are considering special taxes or fees on the cannabis industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material adverse effect upon the businesses, results of operations and financial condition of Gold Flora.

We may be subject to applicable anti-money laundering laws and regulations.

Given the nature of its business, we may be subject to a variety of laws and regulations in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States. Banks often refuse to provide banking services to businesses involved in the U.S. cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

In February 2014, the FinCEN issued the FinCEN Memorandum, which states that in some circumstances, it is possible for banks to provide services to cannabis related businesses without risking prosecution for violation of U.S. federal money laundering laws. It refers to supplementary guidance that Deputy Attorney General Cole issued to U.S. federal prosecutors relating to the prosecution of U.S. money laundering offenses predicated on cannabis-related violations of the CSA. It is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memorandum.

In the event that any of Gold Flora’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of Gold Flora Corporation to declare or pay dividends or affect other distributions.

FDA rulemaking related to Medical-Use Cannabis and the possible registration of facilities where Medical-Use Cannabis is grown could negatively affect the Medical-Use Cannabis industry, which would directly affect our financial condition.

Should the federal government legalize Medical-Use Cannabis, it is possible that the FDA would be tasked by Congress to regulate it under the FDCA. Additionally, the FDA may issue rules and regulations including current good manufacturing practices, or GMPs, related to the growth, cultivation, harvesting and processing of Medical-Use Cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where Medical-Use Cannabis is grown register with the FDA and comply with certain federal regulations. In the event that some or all of these regulations are imposed, Gold Flora Corporation does not know what the impact would be on the Medical-Use Cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If Gold Flora Corporation are unable to comply with any regulations or registration requirements that the FDA may prescribe, it may be unable to continue to operate its business in its current form or at all.

U.S. border officials could deny entry into the U.S. to employees of, or investors in companies with cannabis operations in the United States.

Because cannabis remains illegal under U.S. federal law, those non-U.S. citizens employed at or investing in legal and licensed cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with U.S. cannabis businesses. Entry of non-U.S. citizens happens at the sole discretion of the U.S. Customs and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national.

On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that CBP enforcement of United States laws regarding controlled substances has not changed and because cannabis continues to be a controlled substance under United States law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal may affect admissibility to the U.S. As a result, CBP has affirmed that, a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada, coming to the U.S. for reasons unrelated to the cannabis industry, will generally be admissible to the U.S.; however, if a traveler is found to be coming to the U.S. for reasons related to the cannabis industry, they may be deemed inadmissible. While the CBP under the Biden Administration has archived its website page covering the September 21, 2018 statement, the Biden Administration has not officially rescinded the policy in question. Therefore, employees, directors, officers, managers and investors of companies involved in direct business activities related to the U.S. cannabis industry may face the risk of being barred entry from the United States.

We may have difficulty accessing the services of banks, which may make it difficult to operate our business.

We may have trouble accessing services of financial institutions. For example, in February 2014, FinCEN issued the FinCEN Memorandum (which is not law) that provides guidance with respect to financial institutions providing banking services to cannabis business, including burdensome due diligence expectations and reporting requirements. This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the executive branch. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, Gold Flora Corporation may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. While the United States House of Representatives has passed the SAFER Banking Act, which would permit commercial banks to offer services to cannabis companies that are in compliance with state law, it remains under consideration by the Senate, and if Congress fails to pass the SAFER Banking Act, Gold Flora’s inability, or limitations on Gold Flora’s ability, to open or maintain bank accounts and/or obtain other banking services may make it difficult for Gold Flora to operate and conduct its business as planned or to operate efficiently.

Since the use of cannabis is illegal under U.S. federal law, and in light of concerns in the banking industry regarding money laundering and other federal financial crime related to cannabis, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. Likewise, cannabis businesses have limited access, if any, to credit card processing services. As a result, cannabis businesses in the United States are to a significant degree cash-based. This complicates the implementation of financial controls and increases security issues.

We may have difficulty accessing public and private capital.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are certain high net worth individuals and family offices that have made meaningful investments in companies and businesses similar to Gold Flora. There is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that additional financing, will be available to Gold Flora when needed or on terms which are acceptable to Gold Flora. Gold Flora's inability to raise financing to fund capital expenditures or acquisitions could limit its growth and may have a material adverse effect upon future profitability and ability to continue its operations.

There may be a restriction on deduction of certain expenses.

Section 280E of the United States Internal Revenue Code of 1986, as amended (the “Code”) generally prohibits businesses from deducting or claiming tax credits with respect to expenses paid or incurred in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of Schedule I and II of the CSA) which is prohibited by U.S. federal law or the law of any state in which such trade or business is conducted. Section 280E currently applies to businesses operating in the cannabis industry, irrespective of whether such businesses are licensed and operating in accordance with applicable state laws. The application of Code Section 280E generally causes such businesses to pay higher effective U.S. federal income tax rates than similar businesses in other industries due to the loss of certain deductions and credits. The impact of Code Section 280E on the effective tax rate of a cannabis business generally depends on how large the ratio of non-deductible expenses is to the business’s total revenues. Gold Flora Corporation expects to continue to be subject to Code Section 280E. The application of Code Section 280E to Gold Flora may adversely affect Gold Flora’s profitability and, in fact, may cause Gold Flora to operate at a loss when it would otherwise have a profit. While recent legislative proposals, if enacted into law, could eliminate or diminish the application of Code Section 280E to cannabis businesses, the enactment of any such law is uncertain. Accordingly, Code Section 280E may to apply to Gold Flora Corporation indefinite.

We may lack access to U.S. bankruptcy protections.

As discussed above, cannabis is illegal under U.S. federal law. Therefore, there is a compelling argument that the federal bankruptcy courts cannot provide relief for parties who engage in regulated cannabis businesses. Recent bankruptcy rulings have denied bankruptcies for dispensaries upon the justification that businesses cannot violate federal law and then claim the benefits of federal bankruptcy for the same activity and upon the justification that courts cannot ask a bankruptcy trustee to take possession of, and distribute Regulated Cannabis-related assets as such action would violate the CSA. Therefore, we may not be able to seek the protection of the bankruptcy courts and this could materially affect its business or its ability to obtain credit.

Our operations in the U.S. cannabis market may be subject to heightened scrutiny by regulatory authorities.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by securities regulators, stock exchanges and other authorities in Canada and the United States. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to invest or hold interests in other entities, or have consequences for our stock exchange listing or Canadian reporting obligations, in addition to those described herein. See “-Risks Related to the Cannabis Industry and Our Business-Cannabis continues to be a controlled substance under the CSA”.

For example, to date, the New York Stock Exchange and the Nasdaq Stock Market have refused to list on their exchanges securities of companies, like Gold Flora, that are in the business of cultivating and selling cannabis in the United States.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

CDS Clearing and Depositary Services Inc. (“CDS”) is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with the major Canadian stock exchanges, including the Cboe (formerly, the Aequitas NEO Exchange Inc.), the Canadian Securities Exchange, the Toronto Stock Exchange and the TSX Venture Exchange, outlining the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States, and confirming that it relies on such exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the United States.

Even though the MOU indicated that there are no plans of banning the settlement of securities of issuers with U.S. cannabis related activities through CDS, there can be no guarantee that the settlement of securities will continue in the future. If such a ban were to be implemented, it would have a material adverse effect on the ability of holders of our Common Stock to make and settle trades. In particular, our Common Stock would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of our Common Stock through the facilities of a stock exchange.

We may be subject to the risk of civil asset forfeiture.

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

The laws and regulations affecting the cannabis industry are constantly changing.

The constant evolution of laws and regulations affecting the cannabis industry could detrimentally affect us. Our current and proposed operations are subject to a variety of local, state and federal cannabis laws and regulations relating to the manufacture, management, transportation, storage and disposal of cannabis, as well as laws and regulations relating to consumable products health and safety, the conduct of operations and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plans. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plans and result in a material adverse effect on certain aspects of their planned operations. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause us to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, the SEC, the DOJ, the Financial Industry Regulatory Authority or other federal or applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or adult-use purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of our business or the ability to raise additional capital. In addition, we are not able to predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to its business.

We may be subject to the risks associated with governmental approvals, permits and compliance with applicable laws.

Government approvals and permits are currently, and may in the future be, required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from the production, manufacture, and sale of Medical-Use Cannabis and Adult-Use Cannabis or from proceeding with the development of our operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

We may not be able to obtain or maintain the necessary licenses, permits, certificates, authorizations or accreditations to operate our businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, certificates, authorizations or accreditations could result in restrictions on our ability to operate in the cannabis industry, which could have a material adverse effect on our business, results of operations and financial condition.

Amendments to current laws, regulations and permits governing the production of medical and adult-use cannabis, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in expenses, capital expenditures or production costs, or reduction in levels of production, or require abandonment or delays in development.

There may be difficulty with the enforceability of contracts.

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal in the United States at a federal level, judges in multiple U.S. states have on a number of occasions refused to enforce contracts for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. It is possible that we may not be able to legally enforce contracts it enters into if necessary, which means there can be no assurance that there will be a remedy for breach of contract, which would have a material adverse effect on our business, assets, revenues, operating results, financial condition and prospects. For example, at least some federal courts have dismissed lawsuits seeking to enforce contracts involving the purchase or sale of regulated cannabis businesses.

The ability to grow a business with ties to cannabis operations in the United States depends on state laws pertaining to the cannabis industry.

Continued development of the regulated cannabis industry depends upon continued legislative authorization of cannabis at the state level. The status quo of, or progress in, the regulated cannabis industry is not assured and any number of factors could slow or halt further progress in this area. While there may be ample public support for legislative action permitting the manufacture and use of cannabis, numerous factors impact the legislative process. For example, many states that voted to legalize Medical-Use Cannabis and/or Adult-Use Cannabis have seen significant delays in the drafting and implementation of regulations and issuance of licenses. In addition, burdensome regulation at the state level could slow or stop further development of the regulated cannabis industry, such as limiting the medical conditions for which medical cannabis can be recommended by physicians for treatment, restricting the form in which medical cannabis can be consumed, imposing significant registration requirements on physicians and patients or imposing significant taxes on the growth, processing and/or retail sales of cannabis, which could have the impact of dampening growth for cannabis businesses and making it difficult for cannabis businesses to operate profitably in those states. Any one of these factors could slow or halt additional legislative authorization of medical and/or recreational-use cannabis, which could adversely affect Gold Flora’s business prospects.

A revised statutory and regulatory framework implemented by a newly consolidated agency; cannabis tax relief under consideration in California.

In 2021, California consolidated the three state agencies licensing and regulating commercial cannabis activity in California, merging the Bureau of Cannabis Control, CalCannabis at the California Department of Food and Agriculture, and the Manufactured Cannabis Safety Branch at the Department of Public Health into a single Department of Cannabis Control (the “DCC”) effective July 1, 2021. The DCC in turn promulgated, consolidated and streamlined regulations, adopting the bulk of these on September 29, 2021. The consolidation of the three licensing divisions, development of a unified single licensing system for future cannabis business licenses and the transition of existing licensing data has yet to occur.. Still, the enacted form of the uniform licensing protocols and regulatory clean-up as part of a short-term and longer term strategy are unknown. The foregoing changes will continue to impact the processes, procedures, administration, and generally the operations of commercial cannabis licenses in California.

Governor Newsom also announced that he is also considering tax relief and/or simplification, “It is my goal to look at tax policy to stabilize markets.” The Newsom administration, in addition to potentially adjusting tax rates, could elect to shift the responsibilities of tax collection from the final distributor to the first for cultivation, and for the retail excise tax from the distributor to the retailer. While Gold Flora Corporation closely follows the Newsom administration’s budget proposals and revisions, the legislation, regulations and regulatory and tax impact on the licenses and operations is not currently known.

Political uncertainty may have an adverse impact on our operating performance and results of operations.

General political uncertainty may have an adverse impact on our operating performance and results of operations. In particular, the United States continues to experience significant political events that cast uncertainty on global financial and economic markets, especially in light of the upcoming presidential election. It is presently unclear exactly what actions the new administration in the United States will implement, and if implemented, how these actions may impact the cannabis industry in the United States. Any actions taken by the new United States administration may have a negative impact on the United States economy and on the businesses, financial conditions, results of operations and the valuation of United States cannabis companies, including us.

Risks Related to Our Products and Services

We are subject to the risk of current and potential future litigation, and are subject to a limited purpose receivership related to litigation.

We are a party to litigation from time to time in the ordinary course of business which could adversely affect our business. We also face risks associated with current and potential future litigation, including a limited-purpose receivership resulting from ongoing litigation. Adverse resolutions in current or future claims, or unexpected developments, could result in financial liabilities, operational restrictions, or reputational harm. These factors may materially affect our financial position and market performance.

On or about March 30, 2021, former directors and shareholders of LCV, our wholly-owned subsidiary, filed a complaint in Delaware Chancery Court against multiple defendant parties, including three former directors of LCV, alleging breach of duties to the company and shareholders and other business torts and requesting monetary damages. Subsequently, the plaintiffs filed a first amended complaint, adding new parties, including TPCO and a former TPCO director. LCV and the Company have certain indemnification obligations in connection with the defendant directors, which indemnification may be contested by LCV upon resolution of the action. LCV is subject to advancement actions brought with fees owed or claimed to be owed to counsel for the indemnified defendants.

On October 4, 2024, the Court of Chancery of the State of Delaware granted an order advancing a motion for sanctions brought by the former directors. The order held us and LCV in contempt for violation of advancement orders with respect to indemnification obligations for fees owed to counsel and related expenses, which amount is currently estimated at approximately $1.65 million.

Pursuant to the order, the court appointed the Limited Receiver as a limited purpose receiver to take such action that the Limited Receiver determines in good faith is appropriate to cause us and LCV to satisfy the amounts due under the order, including accessing financial records and negotiation of a payment plan with the former directors pursuant to Section 322. The order does not create a full, general receivership over us, and the Limited Receiver’s appointment is limited to the foregoing Charge. The order provides that the Limited Receiver should first attempt to resort to resolving the Charge through operating cash flow. The Limited Receiver will have all powers generally available to a receiver under Section 322 solely with respect to the Charge, and the Limited Receiver will not have authority over us except in connection with the Charge. The initial term for the Limited Receiver is 59 days from the date of the order. Additionally, we and LCV will incur a daily fine of $1,000 until the contempt is cured, provided that the fine will not become due and payable if the Charge is satisfied or a payment plan is in place by October 31, 2024.

On or about August 30, 2020, Gold Flora parties filed an action against SLI in Orange County Superior Court in California, which actions was later submitted to binding arbitration pursuant to stipulation by the parties. In the action, Gold Flora disputed the amount of closing consideration owed to SLI following the acquisition of certain of its assets based on omission of relevant information, and SLI brought a cross-claim against Gold Flora seeking full payment of the $5.2 million note balance owed, plus certain interests and fees. The arbitration was resolved on August 23, 2024 for a final judgment of $6.1 million.

Should any litigation in which we become involved be determined against us, such a decision could adversely affect our ability to continue operating. Moreover, if the Limited Receiver is unable to negotiate a payment plan or otherwise satisfy the Charge, that could result in the sale of our assets and could affect our ability to continue operating. Even if we are involved in litigation and win, litigation can redirect significant company resources. Litigation may also create a negative perception of our brand.

Unfavorable publicity or consumer perception may affect the success of our business.

The legal cannabis industry in the United States is at an early stage of its development. Cannabis has been, and is expected to continue to be, a regulated substance for the foreseeable future. Consumer perceptions regarding legality, morality, consumption, safety, efficacy and quality of cannabis are mixed and evolving. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question earlier research reports, findings or publicity could have a material adverse effect on the demand for cannabis and on our business, results of operations, financial condition and cash flows. Further, adverse publicity, reports or other media attention regarding cannabis in general, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material adverse effect.

Public opinion and support for Medical-Use Cannabis and Adult-Use Cannabis use has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing Medical-Use Cannabis and Adult-Use Cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to legalization in general).

The ability to gain and increase market acceptance of our products may require us to establish and maintain our brand name and reputation. In order to do so, substantial expenditures on product development, strategic relationships and marketing initiatives may be required. There can be no assurance that these initiatives will be successful and their failure may have an adverse effect on us.

Further, a shift in public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. A negative shift in the perception of the public with respect to cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize Adult-Use Cannabis, thereby limiting the number of new state jurisdictions into which Gold Flora Corporation could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, financial condition and results of operations.

Recent medical alerts by the Centers for Disease Control and Prevention (the “CDC”) and state health agencies on vaping related illness and issues directly related to cannabis consumption could potentially create an inability to fully implement the expansion strategy or could restrict the products which we sell at our existing operations, and which may have a material adverse effect on the business, results of operations or prospects

We face competition from the illegal cannabis market.

We face competition from illegal dispensaries and the illegal market that is unlicensed and unregulated, and that are selling cannabis and cannabis products, including products with higher concentrations of active ingredients, using flavors or other additives or engaging in advertising and promotion activities that we are not permitted to use. As these illegal market participants do not comply with the regulations governing the cannabis industry, their operations may also have significantly lower costs. The illegal cannabis market within California and other markets across the United States continues to thrive. The perpetuation of the illegal market for cannabis may have a material adverse effect on our business, results of operations, as well as the perception of cannabis use.

Certain events or developments in the regulated cannabis industry generally and social media may impact our reputation.

The increased use of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to issuers and their activities, whether true or not and the cannabis industry in general, whether true or not. Negative posts or comments about us or our properties on any social networking website could damage our reputation. In addition, employees or others might disclose non-public sensitive information relating to our business through external media channels. The continuing evolution of social media will present us with new challenges and risks.

We do not ultimately have direct control over how we specifically, or the cannabis industry generally, is perceived by others. Reputation loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to our overall ability to advance our business strategy and realize on our growth prospects.

Significant failure or deterioration of our quality control systems may adversely impact us.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Although we strive to ensure that we and any of our service providers have implemented and adhere to high caliber quality control systems, any significant failure or deterioration of such quality control systems could have a material adverse effect on our business, financial condition, results of operations or prospects.

Service providers could suspend or withdraw service, which could adversely affect our business.

As a result of any adverse change to the approach in enforcement of U.S. cannabis laws, adverse regulatory or political changes, additional scrutiny by regulatory authorities, adverse changes in the public perception in respect of the consumption of cannabis or otherwise, our third-party service providers could suspend or withdraw their services, which may have a material adverse effect on our business, revenues, operating results, financial condition or prospects. In this regard, on July 19, 2021, TPCO announced the launch of an updated Caliva app available through the Apple App Store, which allows California-based consumers to make cannabis purchases through the app and to receive rewards through its integrated loyalty program, Caliva CLUB. Previously, Apple had not allowed in-app cannabis purchases on apps sold through the Apple App Store. There can be no assurance that Apple will not change its policy and disallow in-app cannabis purchases, which would adversely affect our business.

We may be subject to product liability claims.

We manufacture, process and/or distribute products designed to be ingested by humans, and therefore face an inherent risk of exposure to product liability claims, regulatory action and litigation if products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by us caused injury or illness, include inadequate instructions for use, or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action could result in increased costs, could adversely affect our reputation of and could have a material adverse effect on our business, results of operations and financial condition. There can be no assurances that product liability insurance will be obtained or maintained on acceptable terms or with adequate coverage against potential liabilities.

We may be subject to product recalls.

Cultivators, manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the products produced or sold by us are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall and may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. Additionally, if one of the products produced by us were subject to recall, the image of that product and us could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for products produced by us and could have a material adverse effect on our business, results of operations and financial condition.

We are subject to risks inherent in an agricultural business.

Medical-Use Cannabis and Adult-Use Cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases and similar agricultural risks. Although our products are usually grown indoors under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of our products and, consequentially, on our business, financial condition and operating results.

We may be vulnerable to rising energy costs and an increase in volatility in energy prices may adversely affect our business and results of operations.

Cannabis growing operations consume considerable energy, making us potentially vulnerable to rising energy costs and/or the availability of stable energy sources. Rising or volatile energy costs or the inability to access stable energy sources may adversely impact our business, results of operations, financial condition or prospects.

We are reliant on key inputs.

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, including as a result of additional outbreaks of future pandemics, could materially impact our business, financial condition, results of operations or prospects. In this regard, California, where all of our growing operations are located, experienced droughts in 2021 and 2022, and may experience droughts in the future, which may increase its costs and adversely affect our growing operations. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, we might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure a replacement for such source in a timely manner or at all could have a material adverse effect on our business, financial condition, results of operations or prospects.

The pricing of raw materials used in our products and some of its products can be extremely volatile, which may have a material adverse effect on our financial results.

We purchase and sell certain raw materials. The pricing of these raw materials has been extremely volatile. This volatility may be disruptive to our supply chain and have an adverse effect on our financial results.

We may be subject to the risk of competition from synthetic production and technological advances.

The pharmaceutical industry may attempt to dominate the cannabis industry, through the development and distribution of synthetic products which emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the cannabis industry. This could materially adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of our business.

Results of future clinical research may negatively impact the cannabis industry.

Research in the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC), and associated terpenoids remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although we believe that the articles, reports and studies support our beliefs regarding the medical benefits, viability, safety, risks, efficacy, dosing and social acceptance of cannabis, future basic research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

Controversy surrounding vaporizers and vaporizer products may materially and adversely affect the market for vaporizer products and expose us to litigation and additional regulation.

Vaporizers and related products were recently developed and therefore the scientific or medical communities have had a limited period of time to study the long-term health effects of their use. Currently, there is limited scientific or medical data on the safety of such products for their intended use and the medical community is still studying the health effects of the use of such products, including the long-term health effects. If a consensus were to develop among the scientific or medical community that the use of any or all of these products pose long-term health risks, market demand for these products and their use could materially decline. Such a development could also lead to litigation, reputational harm and significant regulation. Loss of demand for our products, product liability claims and increased regulation stemming from unfavorable scientific studies on vaporizer products could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

There have been a number of highly publicized cases involving lung and other illnesses and deaths that appear to be related to vaporizer devices and/or products used in such devices (such as vaporizer liquids). The controversy surrounds the vaporizer devices, the manner in which the devices were used and the related vaporizer device products-THC, nicotine, other substances in vaporizer liquids, possibly adulterated products and other illegal unlicensed cannabis vaporizer products. Some states and cities in the United States have already taken steps to prohibit the sale or distribution of vaporizers, restrict the sale and distribution of such products or impose restrictions on flavors or use of such vaporizers. This trend may continue, accelerate and expand.

This controversy could well extend to non-nicotine vaporizer devices and other product formats. Any such extension could materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance. Litigation pertaining to vaporizer products is accelerating and that litigation could potentially expand to include our products, which would materially and adversely affect our business, financial condition, operating results, liquidity, cash flow and operational performance.

Other Regulatory Risks

We may have to pay back funds borrowed under the Paycheck Protection Program (“PPP”).

During 2020, Gold Flora participated in the Paycheck Protection Program as a part of the Coronavirus Aid, Relief and Economic Securities Act (“Cares Act”) which, in part, provides loans for qualifying businesses with the proceeds to be used for payroll costs, rent, utilities, and interest on other debt obligations. Gold Flora, LLC, through certain of its subsidiaries, borrowed approximately $1 million under the Cares Act. At the time Gold Flora Corporation borrowed funds under the Cares Act it received guidance that it was eligible to participate in the program. Subsequent to the receipt of funds, it was determined that the applicable Gold Flora entities may not have been eligible to participate in the program. The PPP loans have been forgiven, but we are in the process of evaluating options regarding the PPP loans, which could include repaying the PPP loans. Any potential penalties in addition to the potential repayment of the forgiven PPP loans could negatively impact our business, financial condition and results of operations and prospects.

We may be subject to environmental regulations and risks.

Our operations are subject to environmental regulation in the jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our current or proposed production, manufacturing or sale of cannabis or from proceeding with the development of its operations as currently proposed. States mandate unique inventory tracking requirements and systems which may present implementation and adherence challenges for operators, such as California’s METRC track and trace inventory system, which requires integration with other systems and suffers frequent outages.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production or manufacturing of cannabis, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in expenses, capital expenditures or production or manufacturing costs or reduction in levels of production or manufacturing or require abandonment or delays in development.

We may be subject to constraints on the marketing of our products.

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

Risks Relating to Our Business Structure

We are reliant on our management team.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management, including Laurie Holcomb, our CEO, and Marshall Minor, our CFO. While employment agreements or management agreements and equity incentives that vest over time are customarily used as a primary method of retaining the services of key employees, these agreements and equity incentives cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on Gold Flora Corporation’s business, operating results, financial condition or prospects.

Gold Flora Corporation is a holding company.

Gold Flora is a holding company and essentially all of our assets, constitute the capital stock (including as applicable membership interests in) of our subsidiaries . As a result, investors are subject to the risks attributable to our subsidiaries. As a holding company, we will conduct substantially all of our business through subsidiaries, which generate substantially all of our revenues. Consequently, our cash flows and ability to complete current or desirable future opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to Gold Flora Corporation. The ability of these entities to pay dividends and other distributions depends on their operating results and is subject to applicable laws and regulations, which require that solvency and capital standards be maintained by such subsidiaries and contractual restrictions are contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before Gold Flora Corporation.

General Risks

There is a limited market for our securities.

Our Common Stock and the outstanding warrants to purchase Common Stock ("Warrants") are listed on the Cboe. However, there can be no assurance that an active and liquid market for our Common Stock or our Warrants will develop or be maintained and an investor may find it difficult to resell any of our securities. The daily average trading volume and price of our Common Stock and Warrants has historically been extremely volatile. It is likely that such volatility, and therefore risk to our investors, will continue.

Any equity financings or acquisitions that we undertake may dilute the interests of our stockholders and potentially depress the price of our Common Stock.

If we raise additional capital through the issuance of equity securities (including securities convertible or exchangeable into equity securities) or complete an acquisition or merger by issuing additional equity securities, such issuance may substantially dilute the interests of our stockholders and reduce the value of their investment. As of October 18, 2024, there were 287,670,922 shares of our Common Stock outstanding, and our certificate of incorporation provides that a total 450,000,000 shares of our Common Stock may be issued. Our board of directors (the “Board”) has the discretion to determine the price and the terms of issue of future issuances. Moreover, additional shares of our Common Stock may be issued upon the exercise or vesting of awards under the Gold Flora Corporation 2023 Equity Incentive Plan (the "Gold Flora EIP") and upon the exercise of our outstanding warrants.The market price of our Common Stock could decline as a result of issuances of new shares or sales of our Common Stock in the market or the perception that such sales could occur. Sales by our stockholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

To the extent that any Warrants are exercised, stockholders will experience dilution.

Our Warrants became exercisable on March 22, 2021 and expire on January 15, 2026. These warrants are exercisable at USD$6.47 as of June 30, 2024. To the extent that any Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the then-existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our Common Stock.

Financial reporting obligations of being a public company in Canada and the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a public company with securities listed on the Cboe, we are subject to the reporting requirements of applicable securities rules and regulations of Canadian securities regulators and other requirements in Canada. Complying with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming and costly, and increases demand on our systems and resources. In addition, the obligations of being a public company in the United States require significant expenditures and place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure controls and procedures and internal control over financial reporting among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), the reporting requirements, rules and regulations will make some activities more time-consuming and costly, particularly after we are no longer deemed an “emerging growth company” or a

“smaller reporting company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation, among other potential problems. Compliance with these rules and regulations could also make it more difficult for us to attract and retain qualified members of our Board.

Gold Flora previously identified a material weakness in its internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls in the future, or if we discover further material weaknesses or other deficiencies in our internal control over financial reporting or we fail to maintain effective disclosure controls and procedures, the price of our Common Stock could decline, which would make raising capital could be more difficult.

Pursuant to Rule 13a-15(c) under the Exchange Act, we are required to conduct annual management assessments of the effectiveness of our internal control over financial reporting. In addition, pursuant to Rule 13a-15(b) under the Exchange Act, we are required to evaluate the effectiveness of our disclosure controls and procedures each quarter.

While TPCO and its independent registered public accounting firm did not and were not required to perform an audit of TPCO’s internal control over financial reporting with respect to 2021, in connection with the audit of TPCO’s 2021 consolidated financial statements, TPCO and its independent registered public accounting firm identified control deficiencies in the design and operation of its internal control over financial reporting that constituted a material weakness. TPCO did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, TPCO lacked a sufficient number of adequately skilled professionals to appropriately analyze, record and disclose accounting matters timely and accurately while maintaining appropriate segregation of duties. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Despite the efforts TPCO has undertaken, it had not remediated this material weakness as of June 30, 2023. We cannot make assurances that the additional measures its expect to take in the future will be sufficient to remediate the material weakness originally identified by TPCO or avoid the identification of additional material weaknesses in the future. If the steps we take do not remediate the material weakness in a timely manner, there could continue to be a reasonable possibility that this material weakness or other control deficiencies could result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause our stock price to decline significantly and make raising capital more difficult. If we fail to remediate this material weakness, identify future material weaknesses in our internal control over financial reporting or fail to meet the demands placed on us as a public company, including the requirements of Sarbanes-Oxley, we may be unable to accurately report our financial results or report them within the timeframes required by law or stock exchange regulations. Failure to comply with Section 404 of Sarbanes-Oxley could also potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. If additional material weaknesses exist or are discovered in the future, and we are unable to remediate any such material weakness, our reputation, results of operations and financial condition could suffer.

We face risks associated with recent or future acquisitions.

Prior to the Business Combination, as part of Gold Flora LLC’s overall business strategy, Gold Flora LLC completed its acquisitions of Captain Kirk Services Inc., including its core retail outlet, Airfield Supply, Higher Level of Care Seaside, Inc. and Higher Level of Care Hollister, Inc. In addition, TPCO completed its acquisition of 100% of the equity of Coastal Holding Company, LLC, a California retail dispensary and delivery operator. We intend to pursue strategic acquisitions which could provide additional product offerings, integrations, additional industry expertise or a stronger industry presence in both existing and new jurisdictions. The integration of recent or future acquisitions may not result in the realization of the full benefits of the revenue, profit and cost synergies that we expected at the time or currently expect within the anticipated time frame or at all. Moreover, we may incur substantial expenses or unforeseen liabilities in connection with the integration of acquired businesses. Recent and future acquisitions may expose us to potential risks, including risks associated with: (i) the integration of new operations, services and personnel; (ii) unforeseen or hidden liabilities; (iii) the diversion of resources from our existing interests and business; (iv) potential inability to generate sufficient revenue to offset new costs; (v) the expenses of acquisitions; or (vi) the potential loss of or harm to relationships with both employees and existing users resulting from our integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

We may invest in cannabis companies, including pre-revenue companies, that may not be able to meet anticipated revenue targets in the future.

We may make investments in companies with no significant sources of operating cash flow and no revenue from operations. Investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that our investment in these pre-revenue companies will not be able to meet anticipated revenue targets or will generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing, which could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

We may not be able to achieve sustainable revenues and profitable operations.

Our ability to carry out and implement our planned business objectives and strategies may be dependent upon, among other things, our ability to achieve sustainable revenues and profitable operations. There can be no assurance that we will be able to generate positive cash flow from our operations in the future, that additional capital or other types of financing will be available when needed, or that these financings will be on terms favorable to us. If we are unable to maintain positive cash flow from operations, our ability to carry out and implement our planned business objectives and strategies may be significantly delayed, limited, or may not occur.

Financial projections may prove materially inaccurate or incorrect.

We do not currently provide any financial guidance or projections. We may elect to provide financial projections in the future. Any of our financial estimates, projections and other forward-looking information or statements were prepared by us without the benefit of reliable historical industry information or other information customarily used in preparing such estimates, projections and other forward-looking information or statements. Such forward-looking information or statements are based on assumptions of future events that may or may not occur. Investors should inquire of us and become familiar with the assumptions underlying any estimates, projections or other forward-looking information or statements. Projections are inherently subject to varying degrees of uncertainty and their achievability depends on the timing and probability of a complex series of future events. There is no assurance that the assumptions upon which these projections are based will be realized. Accordingly, investors should not rely on any projections to indicate the actual results we might achieve.

There can be no assurance that our strategic alliances or expansions of scope of existing relationships will have a beneficial impact on our business, financial condition and results of operations.

We may enter into strategic alliances and partnerships with third parties that we believe will complement or augment our business. Our ability to complete strategic alliances is dependent upon, and may be limited by, the availability of suitable candidates and capital. In addition, strategic alliances could present unforeseen integration obstacles or costs, may not enhance our business and may involve risks that could adversely affect us, including significant amounts of management time that may be diverted from operations in order to pursue and complete such transactions or maintain such strategic alliances. Future strategic alliances could result in the incurrence of additional debt, costs and contingent liabilities, and there can be no assurance that such strategic alliances will achieve the expected benefits to our business. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

Competition in the cannabis industry is intense and increased competition by larger and better-financed competitors could materially and adversely affect our business, financial condition and results of operations.

We will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than we do. Increased competition by larger and better financed competitors could materially and adversely affect our business, financial condition, results of operations or prospects. Because of the early stage of the industry in which we operate, we expect to face additional competition from new entrants. To become and remain competitive, we will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect our business, financial condition, results of operations or prospects.

We are dependent on equipment and skilled labor.

Our ability to compete and grow will be dependent on having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment and parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our management, and may be greater than the funds available to us, in which circumstance we may curtail, or extend the timeframes for completing, our capital expenditure plans. This could have an adverse effect on our business, financial condition, results of operations or prospects.

The cannabis industry is difficult to forecast.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. The California cannabis industry experienced an unprecedented decline in the average price per pound of cannabis biomass throughout 2022, making historical data less reliable. Furthermore, mergers and acquisitions, which represent a material portion of our strategy, are particularly difficult to forecast. If our forecasts are not accurate as a result of competition, biomass commoditization, integration, deal-execution, technological change, change in the regulatory or legal landscape, change in consumer behavior, or other factors, our business, results of operations, financial condition or prospects may be adversely affected. See “General Risk Factors - Financial projections may prove material inaccurate or incorrect”.

We may be subject to risks related to information technology systems, including cyber-attacks.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, information technology systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, ransomware, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, information technology systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays, theft and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations. We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that we will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

We may be subject to risks related to security breaches.

Given the nature of our products and the lack of legal availability outside of channels approved by the United States federal government, as well as the concentration of inventory in its facilities, and despite meeting or exceeding all legislative security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose us to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential customers from choosing our products. In addition, we collect and store personal information about its customers and are responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly customer lists and preferences, is an ongoing risk whether perpetrated by employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to intellectual property risks.

We have certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, copyright protected materials, trade secrets, and proprietary and/or confidential processes and know-how. We will rely on this intellectual property, know-how and other proprietary information, and require employees, consultants, partners and suppliers to sign confidentiality agreements as appropriate. However, confidentiality agreements may be breached, and our remedies under law may not have the effect of fully mitigating or preventing damage stemming from a breach. Furthermore, we may enter into agreements to license our intellectual property with third parties in states where we currently do not operate. In such instances, we will be reliant on third-party licensees to comply with trademark guidelines and otherwise be diligent stewards of our intellectual property. Third party licensees may not protect our intellectual property against counterfeit copies of our brands or trademarks, for example.

Absent of breach, third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain U.S. federal laws and protections which may be available to most businesses, such as federal trademark protection regarding the intellectual property of a business, may not be available to us. For example, in the United States, registered federal trademark protection is only available for goods and services that can be lawfully used in interstate commerce; the U.S. Patent and Trademark Office is not currently approving any trademark applications for cannabis, or certain goods containing U.S. hemp-derived CBD (such as dietary supplements and food) until the FDA and the USDA provide clearer guidance on the regulation of such products. As a result, our intellectual property may not be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that we will obtain any protection of its intellectual property, whether on a federal, provincial, state or local level, despite its efforts to so do. While many states do offer the ability to protect and register trademarks independent of the federal government, and courts have recognized the legal validity of common law rights in cannabis-business trademarks, such common law rights and state-registered trademarks provide a lower degree of protection than would federally registered marks as the rights provided are state-by-state and not nationwide and are dependent on use rather than intent to use.

Our intellectual property rights may be invalid or unenforceable under applicable laws, and we may be unable to have issued or registered, and unable to enforce, our intellectual property rights.

The laws and positions of intellectual property offices administering such laws regarding intellectual property rights relating to cannabis and cannabis-related products are constantly evolving, and there is uncertainty regarding which countries will permit the filing, prosecution, issuance, registration and enforcement of intellectual property rights relating to cannabis and cannabis-related products. Our ability to obtain registered trademark protection for cannabis and cannabis-related goods and services (including hemp and hemp-related goods and services), may be limited in certain countries, including the United States, where registered federal trademark protection is currently unavailable for trademarks covering the sale of cannabis products or certain goods containing U.S. hemp-derived CBD (such as dietary supplements and foods) until the FDA provides clearer guidance on the regulation of such products. Accordingly, our ability to obtain intellectual property rights or enforce intellectual property rights against third-party uses of similar trademarks may be limited.

Moreover, in any infringement proceeding, some or all of our current or future trademarks, patents or other intellectual property rights or other proprietary know-how, or arrangements or agreements seeking to protect the same for our benefit, may be found invalid, unenforceable, anti-competitive or not infringed. An adverse result in any litigation or defense proceedings could put one or more of our current or future trademarks, patents or other intellectual property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could materially and adversely affect our business, financial condition and results of operations.

We may be subject to allegations that we are in violation of third-party intellectual property rights, and we may be found to infringe third-party intellectual property rights, possibly without the ability to obtain licenses necessary to use such third-party intellectual property rights.

Other parties may claim that our products infringe on their intellectual property rights, including with respect to patents, and operation of our business, including the development, manufacture and sale of our goods and services, may be found to infringe third-party intellectual property rights. There is a risk that we are infringing the proprietary rights of third parties because numerous United States and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields that are the focus of our business, and which may cover the development, manufacturing, sale or use of our products, processes or other aspects of our business operations. Others might have been the first to make the inventions covered by each of its pending patent applications and/or might have been the first to file patent applications for these inventions. In addition, because patent applications take many months to publish and patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that cover the production, manufacture, synthesis, commercialization, formulation or use of our products. As a result, there may be currently pending patent applications, some of which may still be confidential, that may later result in issued patents that our products or processes may infringe. In addition, the production, manufacture, synthesis, commercialization, formulation or use of our products may infringe existing patents of which we are not aware. In addition, third parties may obtain patents in the future and claim that use of our inventions, trade secrets, technical know-how and proprietary information, or the manufacture, use or sale of its products infringes upon those patents. Third parties may also claim that our use of our trademarks infringes upon their trademark rights.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in our business plan. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders, other equitable relief, and/or require the payment of damages, any or all of which may have an adverse impact on our business. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. In addition, we may need to obtain licenses from third parties who allege that we have infringed on their lawful rights. Such licenses may not be available on terms acceptable to us, and we may be unable to obtain any licenses or other necessary or useful rights under third-party intellectual property.

We receive licenses to use some third-party intellectual property rights, and the failure of the owner of such intellectual property to properly maintain or enforce the intellectual property underlying such licenses, or our inability to maintain such licenses, could have a material adverse effect on our business, financial condition and performance.

We are a party to licenses granted by third parties, including the certain brands and trademarks, that give us rights to use third-party intellectual property that is necessary or useful to our business. Our success will depend, in part, on the ability of the applicable licensor to maintain and enforce its licensed intellectual property against other third parties, particularly intellectual property rights to which we have secured exclusive rights. Without protection for the intellectual property we have licensed, other companies might be able to offer substantially similar products for sale, or utilize substantially similar processes, any of which could have a material adverse effect on our business, financial condition and results of operations.

Any of our licensors may allege that we have breached our license agreements with those licensors, whether with or without merit, and accordingly seek to terminate our applicable licenses. If successful, this could result in our loss of the right to use applicable licensed intellectual property, which could adversely affect our ability to develop our products or services, as well as have a material adverse effect on its business, financial condition and results of operations.

Any of these outcomes could impair our ability to prevent competition from third parties, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to the risks associated with fraudulent or illegal activity by our employees, contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent unauthorized conduct that violates: (i) government regulations, including regulations of the DCC; (ii) manufacturing standards; (iii) federal, state and provincial healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual arrangements, including confidentiality requirements. It may not always be possible for us to identify and deter misconduct by its employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with applicable laws or regulations or contractual requirements. If any such actions are instituted against us, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

We may be subject to risks related to high bonding and insurance coverage.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal cannabis to post a bond or significant fees when, for example, applying for a dispensary license or renewal as a guarantee of payment of sales and franchise tax. We are not able to quantify at this time the potential scope for such bonds or fees in the states in which it currently or may in the future operate. Any bonds or fees of material amounts could have a negative impact on the ultimate success of our business. Our business is subject to a number of risks and hazards generally, including adverse environmental conditions (such as droughts), accidents, labor disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability. Although we maintain insurance to protect against certain risks in such amounts as it considers to be reasonable, insurance does not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution, fire, explosion or other hazards which it may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our business, results of operations, financial condition or prospects.

Global financial conditions and future economic shocks may impair our financial condition.

Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability, pandemics or outbreaks of new infectious diseases or viruses and natural disasters. Any sudden or rapid destabilization of global economic conditions, including the recent bank failures, could impact our ability to obtain equity or debt financing in the future on terms favorable to us, or at all. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. In such an event, our operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and its operating costs and profit margins and the price of our securities. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.

Our operations may be adversely affected by changes in the economic environment, including the rise in inflation, an economic slowdown and impacts from recent bank failures.

Our operations could be affected by the economic environment in which it operates should the unemployment level, interest rates or inflation reach levels that influence consumer trends and, consequently, impact our sales and profitability.

We have experienced inflationary impacts on key production inputs, wages and other costs of labor, equipment, services, and other business expenses. Commodity prices in particular have risen significantly over the past year. Inflation and its negative impacts could escalate in future periods.
We may not be able to include these additional costs in the prices of the products we sell. As a result, inflation may have a material adverse effect on our results of operations and financial condition.

Management of growth may prove to be difficult.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Our inability to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We do not intend to pay dividends on our Common Stock. Thus, any returns will be limited to increases, if any, in the value of our Common Stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions and other factors that our Board may deem relevant. Any return to stockholders will therefore be limited to the appreciation in the value of their shares of Common Stock, if any.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, the Common Stock trading price and volume could decline.

The trading market for our Common Stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If securities or industry analysts do not provide coverage on us, the trading price for our Common Stock could be negatively impacted. Additionally, if one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, the trading price of our Common Stock may decline.

We may be subject to international or additional state regulatory risks upon an examination.

While we currently have no plans to expand internationally, we may in the future and, as a result, we would become further subject to the laws and regulations of (as well as international treaties among) the foreign jurisdictions in which we operate or import or export products or materials, including the requirement to obtain all requisite regulatory approvals. In addition, we may avail ourselves of proposed legislative changes in certain jurisdictions to expand our product portfolio outside of the state of California, which expansion may include business and regulatory compliance risks as yet undetermined. We cannot currently predict the impact of the compliance regime that governmental authorities may implement to regulate the Adult-Use Cannabis or Medical-Use Cannabis industry. Similarly, if we expand within the U.S. or internationally, we may not be able to predict the timing requirements necessary to secure all appropriate regulatory approvals for our products.

Failure by us to comply with the current or evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition and results of operations. There is the possibility that any such international jurisdiction or state could determine that we were not or are not compliant with applicable local regulations. If our sales or operations were found to be in violation of such international regulations we may be subject to enforcement actions in such jurisdictions including, but not limited to civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations or asset seizures and the denial of regulatory applications.

The market price of our Common Stock may be highly volatile.

Market prices for cannabis companies have at times been volatile and subject to substantial fluctuations. The stock market, from time-to-time, experiences significant price and volume fluctuations unrelated to the operating performance of particular companies. Future announcements concerning us or our competitors, including those pertaining to financial results, financing arrangements, government regulations, developments concerning regulatory actions affecting us, litigation, additions or departures of key personnel, and economic conditions and political factors in the United States may have a significant impact on the market price of our Common Stock. In addition, there can be no assurance that our Common Stock will continue to be listed on the Cboe.

The price of our Common Stock may fluctuate significantly due to our financial results and other reasons, including those unrelated to our specific performance, such as reports by industry analysts, investor perceptions, regulatory developments (or lack thereof) or negative announcements by our competitors or suppliers regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other large companies within its industry experience declines in their stock price, the share price of our Common Stock may decline as well. In addition, when the market price of a company’s shares drops significantly, shareholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

Certain of our officers and directors are, and may continue to be, or may become, involved in other business ventures through their direct and indirect participation in, among other things, corporations, partnerships and joint ventures, that are or may become competitors of the products and services we provide or intend to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from our interests. In accordance with applicable law, officers and directors who have a material interest in a contract or transaction or a proposed contract or transaction with us are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the transaction. In addition, the directors and officers are required to act honestly and in good faith with a view to our best interests.

However, in conflict of interest situations, our managers and officers may owe the same duty to another company and will need to balance their competing interests with their duties to us. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to us.

Anti-takeover provisions contained in our certificate of incorporation and our bylaws and under Delaware law could impair a takeover attempt.

Certain provisions of Delaware law, as well as provisions in our certificate of incorporation and bylaws, may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions may make it more difficult to remove management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Among other things, these provisions:

•allow our Board to authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend, or other rights or preferences superior to the rights of other stockholders;
•prohibit stockholder action by written consent;
•provide that special meetings may only be called by (i) the Chairperson of the Board, (ii) the Board, or (iii) the Secretary, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of our outstanding shares then entitled to vote on the matter or matters to be brought before the proposed special meeting;
•provide that we may indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law; and
•establish advance notice requirements for nominations for elections to the Board and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forums for certain disputes between us and our stockholders, which could make our securities less attractive and impose legal costs on us if such limitations are challenged. Our certificate of incorporation provides that, unless we otherwise consents in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for:

•any derivative action or proceeding brought on behalf of us;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;
•any action arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws (as either may be amended from time to time); or
•any action asserting a claim governed by the internal affairs doctrine.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to this provision of our certificate of incorporation.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and this limitation may make our securities less attractive to investors. Further, while the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring such a claim arising under the Securities Act against us or our directors, officers, or other employees in a venue other than in the federal district courts of the United States. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and we cannot assure investors that the provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provisions in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our reported financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to our business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation, or changes in underlying assumptions, estimates or judgments, could significantly change our reported financial performance or financial condition in accordance with generally accepted accounting principles.

THE LOAN AGREEMENT

General

Under the Loan Documents, upon an event of default and following any applicable cure periods, and subject to the pricing and dilution requirements of the Cboe (as set out herein), J.J. Astor has the right to convert the Notes into shares of our Common Stock pursuant to this Registration Statement. Conversion of the Notes into shares of our Common Stock may occur following specific events or upon a default under the Loan Agreement, which could result in a substantial issuance of shares in a relatively short period. Under the Loan Agreement, in exchange for the payment by J.J. Astor of $6,864,000, J.J. Astor received the Initial Note with a principal amount of $9,295,000.
The Initial Note is secured by the Pledge Agreement, which will constitute a lien and security interest if the J.J. Astor accelerates the amount due under the Initial Note or any Additional Note during an event of default. We are required to make weekly payments of $125,000 following the issuance of the Initial Note and continuing for eight weeks, after which we will be required to make weekly payments of $184,333.33 for 45 weeks through the September 11, 2025 (the “Maturity Date”), at which time all remaining outstanding principal and accrued but unpaid interest will be due. The Initial Note may be prepaid, and the principal amount will be reduced to approximately $8.33 million if prepaid within 30 days of issuance, to approximately $8.55 million if prepaid between 30 and 60 days after issuance, and to approximately $8.84 million if prepaid between 60 and 90 days after issuance.
The Initial Note imposes certain customary affirmative and negative covenants upon us, as well as covenants that (i) restrict us and our subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the issuance or repurchase of shares of Common Stock, subject to specified exceptions, and (iii) restrict the declaration of any dividends or other distributions, subject to specified exceptions. If an event of default under the Notes occurs, the principal amount will be multiplied by 110% and interest will begin accruing at a default rate of 10% per annum from the date of a default. Subject to the pricing and dilution requirements of the Cboe, upon an event of default and following any applicable cure periods, J.J. Astor may elect to accelerate the Initial Note and thereafter convert all or a portion of the outstanding Notes into Conversion Shares. The Conversion Price for any such conversion will be equal to 90% of the average of the four lowest volume weighted average closing prices of the Common Stock on the Cboe during the 20 trading days prior to the conversion, subject to adjustment in the event of any issuance of securities at a lower purchase, exercise or Conversion Price, and provided that the Conversion Price will not be less than the closing market price of the Common Stock on the Cboe on the trading day preceding the date J.J. Astor delivers a notice of conversion, less a discount of 10% .
Events of default under the Initial Note include those relating to payment failures, failure to observe covenants or agreements in the Loan Documents, material breaches of representations or warranties contained in the Loan Documents, bankruptcy events, change of control transactions, or if our Common Stock ceases to be listed on the Cboe for fifteen consecutive calendar days.

If an event of default occurs and continues beyond any applicable grace period or other cure periods, the Notes will become, at J.J. Astor’s election, accelerated and immediately due and payable in the default amount. Following the acceleration, J.J. Astor would be entitled to exercise all of its rights and remedies under the Notes and under the other Loan Documents. In addition, following the acceleration and subject to limitations and requirements imposed by the Loan Agreement, the Cboe and any other trading market, J.J. Astor would have the right, in its sole discretion, to convert all or any portion of the Notes into Conversion Shares subject to the limitations set forth in the Loan Documents, including the requirements of the Cboe. Accordingly, J.J. Astor may receive a combination of cash and Conversion Shares. In the event that we will do not default on our obligations under the Loan Documents, the Notes will not be convertible into Conversion Shares.

Registration Rights Agreement

Concurrently with entering into the Loan Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of the shares of our Common Stock issuable to J.J. Astor under the Loan Documents. Under the Registration Rights Agreement, we agreed to file one or more registration statements, as necessary, to register under the Securities Act the resale of all of the shares of Common Stock that may, from time to time, be issued or become issuable to J.J. Astor under the Loan Documents. The Registration Rights Agreement requires that we file, within 60 days after signing, a resale registration statement and use reasonable best efforts to have such resale registration statement declared effective by the SEC on or before the earlier of (i) 90 days after signing, or (ii) 120 days if such registration statement is subject to full review by the SEC.

Dilution Risks and Adverse Financial Impact on Our Stockholders

It is possible that the Common Stock registered in this offering will be issued to J.J. Astor from time to time until the Maturity Date upon an event of default under the Notes and following any applicable cure periods. The sale by J.J. Astor of a significant amount of our Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. J.J. Astor may ultimately convert all, some or none of the shares of Common Stock available under the Loan Documents. To the extent that J.J. Astor has the right to receive any Conversion Shares, those Conversion Shares have a forward pricing mechanism, subject to the Cboe pricing limitations, and as of the date of this registration statement, the Conversion Price and the purchase price have yet to be calculated. The conversion price of the Notes is subject to adjustment if we issue securities at a lower price, which could lead to further dilution of our Common Stock and potentially lower the conversion price beyond initial expectations.

Issuances of our Common Stock pursuant to the conversion of the Notes, to the extent it occurs, will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of our Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders would represent a smaller percentage of our total outstanding shares after any such issuance to J.J. Astor. If and when J.J. Astor obtains Conversion Shares under the Loan Documents, J.J. Astor may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to J.J. Astor by us under the Loan Documents may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if J.J. Astor converts into a substantial number of our Common Stock under the Loan Documents, or if investors expect that they will do so, the actual sales of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

USE OF PROCEEDS

All of the shares of Common Stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares of Common Stock. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of Common Stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares of Common Stock. The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the selling stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information, as of October 18, 2024, about the beneficial ownership of our Company’s Common Stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding Common Stock; (2) our directors; (3) each named executive officer; and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, and includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of October 18, 2024. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. The percentage of beneficial ownership in the table below is based on 287,670,922 shares of common stock deemed to be outstanding, and 1,766 record holders as of October 18, 2024. The address for each director and executive officer is c/o Gold Flora Corporation, 3165 Red Hill Avenue Costa Mesa, California, 92626.

Name and Position of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class(1)
Laurie Holcomb, Director and Chief Executive Officer	57,618,338(2)	20.03%
Michael Lau, Director	1,749,462(3)	*
Marshall Minor, Chief Financial Officer	781,932(4)	*
Rozlyn Lipsey, COO	625,144(5)	*
Judith Schvimmer, Chief Legal Officer	624,956(6)	*
Mark Castaneda, Director	168,875(7)	*
Al Foreman, Director	81,448(8)	*
Heather Molloy, Director	—	*
Jeffery Sears, Director	—	*
All directors and executive officers as a group (9 persons)	61,650,155	21.43%
5% Stockholders
GRHP Investments LLC	23,167,744(9)	8.05%
Gold Flora Capital LLC	56,759,248(2)	19.73%
* Less than 1%

(1) The percentages in this column are calculated based on 287,670,922 Gold Flora Corp. Shares issued and outstanding as of October 18, 2024.
(2) Consists of 56,759,248 shares of Common Stock held by Gold Flora Capital LLC and 859,090 shares of Common Stock held by Ms. Holcomb that could be obtained within 60 days of October 18, 2024 upon exercise of Options. Ms. Holcomb has sole voting and dispositive power over the shares of Common Stock held by Gold Flora Capital LLC. The principal address for Gold Flora Capital LLC is 7501 Moonstone Ct, Huntington Beach, CA, 92648.
(3) Consists of (i) 670,252 shares of Common Stock held by Mr. Lau, (ii) 34,884 shares of Common Stock held by BURR Property Mgt LLC, (iii) 410,987 shares of Common Stock and 22,341 warrants held by LUAU 01 LLC, (iv) 238,636 shares of Common Stock held by Mr. Lau that could be issued within 60 days of October 18, 2024 upon exercise of options, and (v) 372,362 shares of Common Stock held by Mounsey Family Farms LLC. Mr. Lau has sole voting and dispositive power over the shares held by BURR Property Mgt LLC and Luau 01 LLC. Mr. Lau's wife has entire interest in Mounsey Family Farms LLC. Accordingly, Mr. Lau disclaims beneficial ownership of these shares of Common Stock except to the extent of his pecuniary interest.
(4) Includes 304,660 Gold Flora Shares held by Mr. Minor and 477,272 Common Shares that could be obtained within 60 days of October 18, 2024 upon the exercise of Options held by Mr. Minor.
(5) Includes 147,872 Gold Flora Shares held by Ms. Lipsey and 477,272 Common Shares that could be obtained within 60 days of October 18, 2024 upon the exercise of Options held by Ms. Lipsey.

(6) Includes 147,872 Gold Flora Shares held by Ms. Schvimmer and 481,904 Common Shares that could be obtained within 60 days of October 18, 2024 upon the exercise of Options held by Ms. Schvimmer.
(7) Includes 168,280 Gold Flora Shares held by Mr. Castaneda.
(8) Includes 81,448 Gold Flora Shares held by Mr. Foreman. Does not include 4,086,974 Gold Flora Shares beneficially owned by affiliates of Tuatara Capital. Mr. Foreman shares voting and dispositive power of these Gold Flora Shares with two other persons. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Accordingly, Mr. Foreman is not a beneficial owner of the Gold Flora Shares held by affiliates of Tuatara Capital.
(9) Consists of 23,167,744 shares of Common Stock held by GRHP Investments LLC, for which Rich Brown serves as manager. The address for GRHP Investments LLC is 1550 Leigh Ave, San Jose, CA 95125-5301.

SELLING STOCKHOLDER

The shares of Common Stock offered under this prospectus may be offered from time to time by the selling stockholder named below or by any of its pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholder named below acquired the shares of our Common Stock being offered under this prospectus directly from us. We issued the shares of Common Stock to the selling stockholder in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of October 18, 2024 : (1) the name of the selling stockholder for whom we are registering shares of our Common Stock under the registration statement of which this prospectus is a part, (2) the number of shares of our Common Stock beneficially owned by the selling stockholder prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act, (3) the number of shares of our Common Stock that may be offered by the selling stockholder under this prospectus and (4) the number of shares of our Common Stock to be owned by the selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our Common Stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholder or its representatives, or on our records, as of October 18, 2024. The percentage of beneficial ownership for the following table is based on 287,670,922 shares of our Common Stock outstanding as of October 18, 2024.

To our knowledge, except as indicated in the footnotes to this table, the security holder named in the table has sole voting and investment power with respect to all shares of Common Stock shown in the table to be beneficially owned by the security holder. The selling stockholder has not previously had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, the selling stockholder, if an affiliate of broker-dealer, has not purchased the shares of Common Stock outside the ordinary course of business or, at the time of their acquisition of such shares of Common Stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares of Common Stock. Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Number of Shares	Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling Stockholder	Number		Percentage	Being Offered	Number	Percentage
J.J. Astor & Co. (2)	—	(3)	—%	235,775,194	—	—%

(1)
Assumes all shares of Common Stock being offered under this prospectus are sold. The percentage of beneficial ownership after completion of the offering is based on 523,446,116 shares of Common Stock, consisting of 287,670,922 shares of Common Stock outstanding as of October 18, 2024 and the 235,775,194 shares of Common Stock being offered under this prospectus.

(2)
Michael R. Pope is the Chief Executive Officer of  J.J. Astor & Co., a Utah corporation, and in such capacity has voting and dispositive power over shares held by J.J. Astor & Co. Mr. Pope disclaims beneficial ownership of the reported shares of Common Stock except to the extent of his pecuniary interest therein. J.J. Astor & Co. is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of J.J. Astor & Co. is 26 S Rio Grande Street, #2072 Salt Lake City, Utah 84101.

(3)	The shares issuable upon conversion of the Notes are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they will only be convertible upon the occurrence of an event of default under the Notes and the expiration of any applicable cure period, and no such event of default has occurred as of the date hereof.

DIVIDEND POLICY

We have not declared or paid dividends to holders of our Common Stock since inception and do not plan to pay cash dividends in the foreseeable future to the holders of our Common Stock. We currently intend to retain earnings, if any, to finance our growth.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Except as otherwise provided by law or our certificate of incorporation or bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. Directors are elected by a majority of the votes cast at the meeting unless the nominees for director exceeds the number of directors to be elected, in which case directors are elected by a plurality of the votes of the shares represented in person or by proxy at the meeting. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the assets and funds legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Other Rights and Preferences. Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.
Provisions in our certificate of incorporation provide that our board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares to be included in each such series and to designate the voting powers, preferences and rights of such shares and any qualifications, limitations or restrictions thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our board, by the chair of our board, or by our secretary following receipt of one or more written demands to call a special meeting from stockholders collectively holding at least 25% of the voting power of our outstanding shares entitled to vote on the matter(s) to be brought before the proposed meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent. Our certificate of incorporation and bylaws eliminate the right of stockholders to act by written consent without a meeting.
Stockholders Not Entitled to Cumulative Voting. Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.

Transfer Agent and Registrar
Our transfer agent and registrar is Odyssey Trust US, Inc., 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125.
Listing and Quotation
Our Common Stock is listed on the Cboe under the symbol “GRAM” and is quoted on the OTCQB under the symbol “GRAM.”.

PLAN OF DISTRIBUTION

The Common Stock listed in the table appearing under “Selling Stockholder” are being registered to permit the resale of Common Stock by the selling stockholder from time to time after the date of this prospectus. There can be no assurance that the selling stockholder will sell any or all of the Common Stock offered hereby. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholder.

The selling stockholder may sell all or a portion of the Common Stock offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale (but not at a fixed price), by a variety of methods including the following:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Common Stock;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	private negotiation transactions;

●	the settlement of short sales;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.
We will pay all the fees and expenses incident to the registration and offering of the Common Stock offered hereby. The fees and expenses of registration to be borne by us referred to in the foregoing sentence shall include registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of our counsel. We estimate that the total expenses payable by us in connection with the preparation and filing of the registration statement of which this prospectus is a part will be $80,905.82.
We have agreed to indemnify J.J. Astor and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. J.J. Astor has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by J.J. Astor specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.
In connection with distributions of the shares of our Common Stock offered by this prospectus or otherwise, the selling stockholder may enter into hedging transactions with brokers or dealers or other financial institutions with respect to our Common Stock. In connection with these transactions, the brokers or dealers or other financial institutions may engage in short sales of our Common Stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell our Common Stock short to effect its hedging transactions and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.
The selling stockholder and any broker-dealers or agents that are involved in selling the shares of Common Stock registered hereunder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder have informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock.

J.J. Astor has represented to us that at no time prior to the Loan Documents has J.J. Astor or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our J.J. Astor or any hedging transaction, which establishes a net short position with respect to our Common Stock.

We have advised J.J. Astor that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

NOTICE TO PROSPECTIVE PURCHASERS IN CANADA
The shares of Common Stock offered hereby may only be sold to prospective purchasers in Canada in compliance with applicable Canadian securities laws. In particular, if at the time of distribution, the selling stockholder is a “control person” under Canadian securities laws, the securities must be sold in compliance with all applicable Canadian securities laws, including the filing of a prospectus in Canada qualifying the distribution of the securities to purchasers resident in Canada for which a receipt has been issued, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser of shares of Common Stock with remedies for rescission or damages if this registration statement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. The securities may only be sold through a dealer duly registered under applicable Canadian securities laws or in accordance with an exemption from the applicable registered dealer requirements.

LEGAL MATTERS

Blank Rome LLP, Boston, Massachusetts, will pass upon the validity of the shares of our Common Stock being registered by the registration statement of which this prospectus is a part.

EXPERTS

The consolidated financial statements of Gold Flora Corporation as of December 31, 2023 and 2022 and for the fiscal years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Macias Gini & O’Connell LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-56348):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 5, 2024;

●
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 14, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on March 1, 2024, June 13, 2024, June 17, 2024 (other than as set forth therein), August 29, 2024 and October 7, 2024;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024 as supplemented on June 13, 2024; and

●
The Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 filed with the SEC on April 5, 2024 as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

We also incorporate by reference any future filings (other than current reports expressly providing to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the shares of Common Stock registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

GOLD FLORA CORPORATION
3165 Red Hill Avenue
Costa Mesa, California
Telephone: (949) 252-1908
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://ir.goldflora.com/financials. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the shares of Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). In addition, the Canadian Securities Administrators maintains SEDAR+ at www.sedarplus.ca from which you can obtain the above-noted documents and other information related to Gold Flora.

We post on our public website (ir.goldflora.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC and the Canadian Securities Administrators. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

235,775,194 Shares of Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Legal fees and expenses	$50,000
Accounting fees and expenses	18,000
SEC registration fee	2,905.82
Miscellaneous fees and expenses	10,000
Total	$80,905.82

Item 14. Indemnification of Directors and Officers.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Amended and Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), actually and reasonably incurred by a director, or officer, or employee, or agent of the Corporation in defending any proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses or otherwise.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the shares of Common Stock and preferred stock and the Warrants issued, and options granted, by us in the three years preceding the filing of this registration statement that were not registered under the Securities Act.

(1)	On November 14, 2022, the Company completed its acquisition of Coastal Holding Company, LLC (“Coastal”), a retail dispensary license holder and operator founded in Santa Barbara in 2018. The total consideration for the acquisition of Coastal was comprised of approximately $28.3 million in cash and 25 million of the Company’s common shares, no par value (the “Common Shares”). Approximately $16.2 million of the cash consideration was previously advance to Coastal by the Company pursuant to the Unit Purchase Agreement, dated as of October 1, 2021. Of the total cash consideration, approximately $19.2 million was used by Coastal to repay indebtedness and settlement obligations and $9 million was used to acquire the remaining equity of a Coastal dispensary located in Pasadena, California.
(2)
On February 21, 2023, TPCO, Gold Flora, Stately Capital Corporation, a British Columbia corporation and a principal unitholder of Gold Flora (“Stately”), Gold Flora Corporation, a British Columbia corporation (“Newco”) and Golden Grizzly Bear LLC, a California limited liability company (“Merger Sub”) entered into a business combination agreement (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, TPCO, Stately and Newco amalgamated by way of a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) and, as part of the arrangement, redomiciled to the State of Delaware (the “Domestication”) pursuant to Section 388 of the Delaware General Corporation Law (the Delaware entity is referred to as “GFC” or “Gold Flora Corporation”). Following the Domestication, GFC acquired all of the issued and outstanding membership units of Gold Flora (each, a “Gold Flora Membership Unit”) by way of a merger (the “Gold Flora Merger”) involving Merger Sub and Gold Flora, on the terms and conditions set forth in the Agreement and Plan of Merger among Newco, Merger Sub and Gold Flora dated February 21, 2023, and also acquired GF Investco Inc. and GF Investco2 Inc., two entities related to Gold Flora, in merger transactions (the “GFI/GFI2 Mergers”). The transactions contemplated by the Business Combination Agreement, including the Plan of Arrangement (of which the Domestication forms a part), the Gold Flora Merger and the GFI/GFI2 Mergers are referred to herein as the “Business Combination”). Pursuant to the Business Combination, TPCO shareholders received one GFC Share for each TPCO common share held and shareholders of Stately received 0.1913 of a GFC Share for each common share in the capital of Stately held. Similarly, holders of Gold Flora Membership Units received 1.5233 GFC Common Shares for each Gold Flora Membership Unit held. The Business Combination Agreement included a condition that TPCO Dissent Rights (as defined in the Business Combination Agreement) shall have not been exercised (excluding any TPCO Dissent Rights that have been exercised and subsequently withdrawn) with respect to more than six percent of the issued and outstanding TPCO common shares (on an as converted basis). Gold Flora waived this condition as TPCO Dissent rights were exercised with respect to approximately 14% of the issued and outstanding TPCO common shares (on an as converted basis). 148,615,560 GFC Common Shares were issued pursuant to the Plan of Arrangement.

(3)	On August 28, 2024, the Company entered into the Loan Agreement pursuant to which, among other things, the Company agreed to issue and sell to J.J. Astor, in exchange for the payment by J.J. Astor of $6,864,000, a senior secured promissory note in an aggregate principal amount of $9,295,000 (the “Initial Note”). The Loan Agreement also provides for the future issuance of up to three additional notes (the “Additional Notes” and together with the Initial Note, the “Notes”) subject to certain conditions and on substantially the same terms as the initial closing. Each subsequent closing would result in the issuance of an Additional Note with an original principal amount of $2.78 million and a funded amount of $1.92 million.

The offers, sales and issuances of the securities described in this Item 15 were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated under Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued in these transactions.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

(a)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of shares of Common Stock offered (if the total dollar value of shares of Common Stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the shares of Common Stock, the undersigned registrant undertakes that in a primary offering of shares of Common Stock of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the shares of Common Stock to the purchaser, if the shares of Common Stock are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such shares of Common Stock to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
2.1±
Business Combination Agreement, dated February 21, 2023, by and among TPCO Holding Corp., Gold Flora, LLC, Stately Capital Corporation, Gold Flora Corporation and Golden Grizzly Bear LLC (incorporated by reference to Exhibit 2.1 to the Registrants Current Report on Form 8-K filed with the SEC on February 27, 2023)

3.1	Certificate of Incorporation of Gold Flora Corporation, dated July 13, 2023 (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed with the SEC on July 13, 2023)
3.2	Bylaws of Gold Flora Corporation, dated July 13, 2023 (incorporated by reference to Exhibit 3.2 to the Registrants Current Report on Form 8-K filed with the SEC on July 13, 2023)
3.3	Amended and Restated Bylaws of Gold Flora Corporation (incorporated by reference to Exhibit 3.1 to the Registrants Current Report on Form 8-K filed with the SEC on June 13, 2024)
4.1
Warrant Agency Agreement between the Company and Odyssey Trust Company, dated July 16, 2019 (incorporated by reference to Exhibit 4.2 to the Registrants Registration Statement on Form 10-12G filed with the SEC on October 1, 2021)

4.2	Description of Securities (incorporated by reference to Exhibit 4.2 to the Registrants Annual Report on Form 10-K filed with the SEC on April 5, 2024)
4.3
Supplemental Warrant Indenture between the Company and Odyssey Trust Company, dated July 7, 2023 (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed with the SEC on July 13, 2023)

4.4	Instalment Note (incorporated by reference to Exhibit 4.1 to the Registrants Current Report on Form 8-K filed with the SEC on August 29, 2024)
5.1*	Opinion of Blank Rome LLP
10.1
Registration Rights Agreement. dated January 15. 2021 by and among the Subversive Capital Acquisition Corp., Subversive Capital Sponsor LLC and the persons named therein (incorporated by reference to Exhibit 10.8 to the Registrants Registration Statement on Form 10-12G filed with the SEC on September 30, 2021)

10.2†	Gold Flora Corporation 2023 Equity Incentive Plan (incorporated by reference to Appendix I to the Registrants Definitive Proxy Statement on Form DEFM14A filed with the SEC on September 30, 2021)
10.3
Form of Indemnification Agreement with directors and executive officers (incorporated by reference to Exhibit 10.13 to the Registrants Registration Statement on Form 10-12G filed with the SEC on September 30, 2021)

10.4
Modification Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and Roc Nation LLC (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed with the SEC on January 5, 2023)

10.5
Termination Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and SC Branding, LLC (incorporated by reference to Exhibit 10.2 to the Registrants Current Report on Form 8-K filed with the SEC on January 5, 2023)

10.6
Services Agreement, dated as of December 29, 2022 by and between TPCO Holding Corp. and SC Branding, LLC (incorporated by reference to Exhibit 10.3 to the Registrants Current Report on Form 8-K filed with the SEC on January 5, 2023)

10.7
Brand Transfer Agreement, dated as of December 29, 2022 by and between, on the one hand, TPCO Holding Corp., CMG Partners, Inc., TPCO US Holding LLC and, on the other hand, SC Branding LLC and Mother Room, LLC (incorporated by reference to Exhibit 10.4 to the Registrants Current Report on Form 8-K filed with the SEC on January 5, 2023)

10.8
License Agreement, dated as of December 29, 2022, by and among Mother Room, LLC and TPCO US Holding LLC (incorporated by reference to Exhibit 10.5 to the Registrants Current Report on Form 8-K filed with the SEC on January 5, 2023)

10.9±±	Form of TPCO Support Agreement (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed with the SEC on February 27, 2023)
10.10±±	Form of Gold Flora Support Agreement (incorporated by reference to Exhibit 10.2 to the Registrants Current Report on Form 8-K filed with the SEC on February 27, 2023)
10.11±±	Form of Stately Support Agreement (incorporated by reference to Exhibit 10.3 to the Registrants Current Report on Form 8-K filed with the SEC on February 27, 2023)

10.12
Working Capital Facility Agreement, dated February 21, 2023, by and between TPCO US Holding LLC and Gold Flora, LLC (incorporated by reference to Exhibit 10.2 to the Registrants Annual Report on Form 10-K filed with the SEC on April 3, 2023)

10.13#
Loan Agreement by and between Gold Flora Corporation and J.J. Astor & Co. (incorporated by reference to Exhibit 10.1 to the Registrants Current Report on Form 8-K filed with the SEC on August 29, 2024)

10.14
Pledge Agreement by and among Gold Flora Corporation, J.J. Astor & Co., and the Pledgors named therein (incorporated by reference to Exhibit 10.2 to the Registrants Current Report on Form 8-K filed with the SEC on August 29, 2024)

10.15#
Registration Rights Agreement by and between Gold Flora Corporation and J.J. Astor & Co. (incorporated by reference to Exhibit 10.3 to the Registrants Current Report on Form 8-K filed with the SEC on August 29, 2024)

21.1	Subsidiaries of the Registrant
23.1*	Consent of Macias Gini & O’Connell LLP
23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (see signature page hereto).
107*	Calculation of Registration Fee

±	Certain information has been omitted from this exhibit in reliance upon Item 601(b)(2) of Regulation S-K.

±±	Certain information has been omitted from this exhibit in reliance upon Item 601(b)(10) of Regulation S-K.

#	Certain information has been omitted from this exhibit in reliance upon Item 601(a)(5) of Regulation S-K.

†	Indicates a management contract, compensatory plan, or arrangement.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on this 25th day of October, 2024.

GOLD FLORA CORPORATION

By:	/s/ Laurie Holcomb
Laurie Holcomb
Chair and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Laurie Holcomb as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurie Holcomb	Chief Executive Officer (Principal Executive Officer)	October 25, 2024
Laurie Holcomb

/s/ Marshall Minor	Chief Financial Officer (Principal Financial Officer)	October 25, 2024
Marshall Minor

/s/ Michael W. Lau	Director	October 25, 2024
Michael W. Lau

/s/ Heather Molloy	Director	October 25, 2024
Heather Molloy

/s/ Jeffery Sears	Director	October 25, 2024
Jeffery Sears

/s/ Al Foreman	Director	October 25, 2024
Al Foreman

/s/ Mark Castaneda	Director	October 25, 2024
Mark Castaneda